                                                                     EXHIBIT 2.1

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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                                 ENDOCARE, INC.,

                           TMT ACQUISITION CORPORATION

                                       and

                         TIMM MEDICAL TECHNOLOGIES, INC.

                                       and

                           its Principal Stockholders

                             dated February 21, 2002

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

                               TABLE OF CONTENTS

                                                                                          Page
Article I Definitions.......................................................................2
               1.1    Defined Terms.........................................................2
               1.2    Construction of Certain Terms and Phrases............................11

Article II The Merger......................................................................12
               2.1    The Merger...........................................................12
               2.2    Effective Time.......................................................12
               2.3    Effect of the Merger.................................................12
               2.4    Certificate of Incorporation; Bylaws.................................12
               2.5    Directors and Officers...............................................12
               2.6    Effect on Capital Stock/Merger Consideration.........................12
               2.7    Dissenters' Rights...................................................14
               2.8    Exchange Procedure...................................................15
               2.9    Closing..............................................................16
               2.10   Effective Time.......................................................18
               2.11   Private Placement....................................................18

Article III Representations and Warranties of the Company..................................18
               3.1    Organization of the Company..........................................18
               3.2    Capital Stock of the Company.........................................19
               3.3    Ownership of Shares..................................................20
               3.4    Authority of the Company.............................................20
               3.5    No Affiliates........................................................20
               3.6    No Conflicts.........................................................21
               3.7    Consents and Governmental Approvals and Filings......................21
               3.8    Books and Records....................................................21
               3.9    Company Financial Statements.........................................21
               3.10   Absence of Changes...................................................22
               3.11   No Undisclosed Liabilities...........................................22
               3.12   Tangible Personal Property...........................................22
               3.13   Benefit Plans; ERISA.................................................22
               3.14   Real Property........................................................24
               3.15   Intellectual Property Rights.........................................24
               3.16   Proprietary Information of Third Parties.............................27
               3.17   Compliance with Legal Requirements; Governmental Authorizations......27
               3.18   Legal Proceedings; Orders............................................28
               3.19   Contracts............................................................29
               3.20   Environmental Matters................................................31
               3.21   Inventory............................................................33
               3.22   Accounts Receivable..................................................33
               3.23   Equipment............................................................33
               3.24   Insurance............................................................34



                                                                                          Page
               3.25   Tax Matters..........................................................34
               3.26   Labor and Employment Relations.......................................35
               3.27   Certain Employees....................................................36
               3.28   Absence of Certain Developments......................................37
               3.29   Customers and Suppliers..............................................38
               3.30   Necessary Property...................................................38
               3.31   Bank Accounts........................................................38
               3.32   Permits..............................................................39
               3.33   Regulatory Compliance................................................39
               3.34   Third Party Consents.................................................40
               3.35   Relationships with Related Persons...................................40
               3.36   Certain Payments.....................................................40
               3.37   Brokers..............................................................40
               3.38   Material Misstatements and Omissions.................................41

Article IV Representations and Warranties  of Parent and Acquisition Co....................41
               4.1    Organization.........................................................41
               4.2    Authority............................................................41
               4.3    Litigation...........................................................41
               4.4    Reports and Financial Statements.....................................42
               4.5    Brokers..............................................................42

Article V Representations, Warranties and covenants Of The Principal Stockholders..........42
               5.1    Requisite Power and Authority........................................42
               5.2    Ownership of Shares..................................................42
               5.3    Investment Representations...........................................43
               5.4    Transfer Restrictions................................................44
               5.5    Notification of Change...............................................44
               5.6    Proxy................................................................44

Article VI Covenants.......................................................................44
               6.1    Proxy; Election of Directors.........................................44
               6.2    No Solicitation or Negotiation.......................................45
               6.3    Public Announcements; Company Literature.............................45
               6.4    Fees and Expenses....................................................45
               6.5    Confidentiality......................................................46
               6.6    Stock Options........................................................46
               6.7    Argomed Agreement....................................................47
               6.8    Consents.............................................................47
               6.9    Tail Policy..........................................................47

Article VII Conditions to Consummation of the Merger.......................................48
               7.1    Conditions to Each Party's Obligations to Effect the Merger..........48



                                                                                          Page
Article VIII Termination...................................................................48
               8.1    Termination..........................................................48
               8.2    Effect of Termination................................................48

Article IX Stockholder Representatives.....................................................48
               9.1    Authorization of the Stockholder Representatives.....................48
               9.2    Exculpation; Indemnity...............................................49
               9.3    Replacement of a Stockholder Representatives; Successor Stockholder
                      Representatives......................................................50

Article X Actions by the Parties After the Closing.........................................50
               10.1   Survival of Representations, Warranties, Etc. .......................50
               10.2   Indemnification......................................................50
               10.3   Indemnity Escrow Account.............................................53
               10.4   Exclusivity..........................................................53

Article XI Miscellaneous...................................................................53
               11.1   Restriction on Transferability of the Parent Common Shares...........53
               11.2   Further Assurances...................................................54
               11.3   Notices..............................................................54
               11.4   Entire Agreement.....................................................55
               11.5   Waiver...............................................................56
               11.6   Amendment............................................................56
               11.7   No Third Party Beneficiary...........................................56
               11.8   No Assignment; Binding Effect........................................56
               11.9   Headings.............................................................56
               11.10  Severability.........................................................56
               11.11  Governing Law........................................................56
               11.12  Consent to Jurisdiction and Forum Selection..........................56
               11.13  Construction.........................................................57
               11.14  Counterparts.........................................................57
               11.15  Attorneys Fees.......................................................57

                             SCHEDULES AND EXHIBITS

Schedules

Schedule 1      Key Employees
Schedule 2      Merger Consideration
Company Disclosure Schedule

Exhibits

Exhibit A   --  Certificate of Merger
Exhibit B   --  Escrow Agreement
Exhibit C   --  Spousal Consent
Exhibit D   --  Non-Competition and Non-Solicitation Agreements
Exhibit E   --  Lock-Up Agreement
Exhibit F   --  Proxy
Exhibit G   --  Company Officer's and each Principal Stockholder's Certificate
Exhibit H   --  Company Secretary Certificate
Exhibit I   --  Release
Exhibit J   --  Opinion of Counsel to Company and Company Stockholders
Exhibit K   --  Registration Rights Agreement
Exhibit L   --  Stockholder Rights Termination Agreement
Exhibit M   --  Parent Officer's Certificate
Exhibit N   --  Parent Secretary Certificate
Exhibit O   --  Opinion of Counsel to Parent and Acquisition Co.
Exhibit P   --  Option Assumption Agreement
Exhibit Q   --  Option Termination Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of February 21, 2002 (the "Effective Date"), by and among Endocare, Inc., a Delaware corporation ("Parent"), TMT Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Co."), Timm Medical Technologies, Inc., a Delaware corporation (the "Company"), FFT Partners I, L.P., FFT Executive Partners I, L.P., Gerald W. Timm, Gerald R. Mattys, Joseph A. Hafermann, and D&W Ventures I, LLC (collectively, the "Principal Stockholders").

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Parent and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into Acquisition Co. (the "Merger").

     B. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     C. The Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     D. The Principal Stockholders, constituting holders of Company Shares having not less than the minimum number of votes necessary to authorize any action by the Company have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     E. Parent, as sole stockholder of Acquisition Co., has approved this Agreement, the Merger and other transactions contemplated by this Agreement.

     F. Parent, Acquisition Co. and the Company desire to make certain representations and warranties and other agreements in connection with the Merger.

     G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

     "Accounts Receivable" has the meaning set forth in Section 3.22.

     "Acquisition Co." has the meaning set forth in the first paragraph of this Agreement.

     "Acquisition Co. Common Stock" has the meaning set forth in Section 2.6(g).

     "Actions or Proceedings" means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, but shall in no event include Imagyn Medical Technologies, Inc. or its Affiliates.

     "Agreement" has the meanings set forth in the first paragraph of this Agreement and in Section 2.2.

     "Assets and Properties" and "Assets or Properties" of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Benefit Plan" means any Plan established, arranged or maintained by the Company or any corporate group of which the Company is or was a member, existing at the Effective Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, officer, director or former employee, officer or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Books and Records" of any Person means all files, documents, instruments, papers, books, computer files (including but not limited to files stored on a computer's hard drive or on floppy disks), electronic files and records in any other medium relating to the business, operations or condition of such Person.

     "Breach" means a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement or any other agreement or document will be deemed to have occurred if there is or has been (a) any inaccuracy in a breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

     "Cash Consideration" means up to a total of $11,000,000, consisting of (i) the cash portion of the Series A Consideration, plus cash paid to Non-Principal Stockholders pursuant to Section 2.6(d) or Section 2.7(a), less (ii) the Severance Obligations plus the Unaccrued Bonus Obligations.

     "Certificate of Merger" has the meaning set forth in Section 2.2.

     "Closing" has the meaning set forth in Section 2.9(a).

     "Closing Date" has the meaning set forth in Section 2.9(a).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Share Consideration" has the meaning set forth in Section 2.6(c).

     "Company" has the meaning set forth in the first paragraph of this Agreement.

     "Company Common Stock" has the meaning set forth in Section 3.2(a) of this Agreement.

     "Company Convertible Securities" has the meaning set forth in Section
3.2(b).

     "Company Disclosure Schedule" means the disclosure schedule attached hereto which sets forth the exceptions to the representations and warranties contained in Article III hereof and certain other information called for by this Agreement.

     "Company Financial Statements" means (i) the audited balance sheets of the Company and the related audited statements of income and retained earnings for the fiscal period ended December 31, 2000, (ii) the audited balance sheets of the Company on December 31, 1999 and the unaudited financial statements of income and retained earnings for the fiscal period ended December 31, 1999,
(iii) the unaudited balance sheets of the Company and the related unaudited financial statements of income and retained earnings for the fiscal period ended December 31, 2001, and (iv) the Interim Financial Statements.

     "Company Options" means each outstanding vested or unvested option to purchase shares of Company Common Stock under the Company Stock Option Plans.

     "Company Preferred Stock" has the meaning set forth in Section 3.2(a).

     "Company Series A Stock" has the meaning set forth in Section 3.2(a).

     "Company Series B Stock" has the meaning set forth in Section 3.2(a).

     "Company Shares" means the Company Common Stock and the Company Preferred Stock outstanding as of the Effective Time.

     "Company Stock Option Plans" the Company's 1997 Stock Option Plan, 1999 Long Term Incentive and Stock Option Plan and the Company 2001 Option Plan.

     "Company Stockholders" means all of the stockholders of the Company.

     "Company Underwater Options" means each outstanding vested or unvested option to purchase shares of Company Common Stock under the Company's 1997 Stock Option Plan or 1999 Long Term Incentive and Stock Option Plan.

     "Company 1997 Options" means each outstanding vested or unvested option to purchase shares of Company Common Stock under the Company's 1997 Stock Option Plan.

     "Company 1999 Options" means each outstanding vested or unvested option to purchase shares of Company Common Stock under the Company's 1999 Long Term Incentive and Stock Option Plan.

     "Company 2001 Option Plan" means the Company's 2001 Long Term Incentive and Stock Option Plan.

     "Company 2001 Options" means each outstanding vested or unvested option to purchase shares of Company Common Stock under the Company 2001 Option Plan.

     "Confidential Memorandum and Consent Solicitation" means the Confidential Memorandum and Consent Solicitation delivered to the Principal Stockholders on February 19, 2002.

     "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (a) the Merger; (b) the execution, delivery, and performance of the Lock-Up Agreements, the Employment Agreements, the Non-Competition Agreements, the Releases, the Proxy, the Registration Rights Agreement, the Option Termination Agreement, the Stockholders' Rights Termination Agreement and the Escrow Agreement; (c) the performance by Parent and the Company of their respective covenants and obligations under this Agreement; and (d) Parent's acquisition and ownership of the Company Shares and exercise of control over the Company.

     "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Copyrights" has the meaning set forth in the definition of "Intellectual Property."

     "Daily Price" means the last reported sales price on such day reported by the National Association of Securities Dealers, Inc. Automated Quotation System.

     "Damages" has the meaning set forth in Section 10.2(a).

     "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

     "DGCL" has the meaning set forth in the first recital of this Agreement.

     "Dissenting Shares" has the meaning set forth in Section 2.7.

     "Effective Date" has the meaning set forth in the first paragraph of this Agreement.

     "Effective Time" has the meaning set forth in Section 2.2.

     "Employment Agreements" has the meaning set forth in Section 2.9(b)(iv).

     "Encumbrances" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, equitable interest, levy, charge, community property interest, right of first refusal or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

     "Environment" has the meaning set forth in Section 3.20.

     "Environmental Laws" has the meaning set forth in Section 3.20.

     "Environmental Notice" has the meaning set forth in Section 3.20.

     "Environmental Permits" has the meaning set forth in Section 3.20.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any entity which is a member of a "controlled group of corporations" or which is or was under "common control" with the Company as defined in Section 414 of the Code.

     "Escrow Agent" has the meaning set forth in Section 2.6(i).

     "Escrow Agreement" has the meaning set forth in Section 2.6(i).

     "Escrow Period" has the meaning set forth in Section 10.3.

     "Escrow Stockholders" shall mean each of FFT Partners I, LP, FFT Executive Partners I, LP and Gerald W. Timm.


     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect Parent Common Stock, $15.77, which is the average Daily Price per share of Parent Common Stock for the 30 consecutive days ending three days prior to the Effective Date, except in the case of issuances pursuant to Section 10.2(b), in which case Fair Market Value shall mean the average Daily Price per share of Parent Common Stock (adjusted for any stock splits, stock dividends, or other reclassifications during the applicable time period) for the 30 consecutive days ending three days prior to the date of such issuance.

     "FDA" means the United States Food and Drug Administration.

     "GAAP" means United States generally accepted accounting principles, as currently in effect, applied on a basis consistent with the basis on which the Company Financial Statements were prepared.

     "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental or Regulatory Authority or pursuant to any Legal Requirement.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

     "Inbound License Agreements" has the meaning set forth in Section 3.15(e).

     "Indemnity Escrow Shares" has the meaning set forth in Section 2.6(e).

     "Intellectual Property" means (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (collectively, "Patents"); (ii) trademarks, service marks, trade dress, logos, trade names and current corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (collectively, "Trademarks"), (iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith and mask works and all applications, registrations and renewals in connection therewith (collectively, "Copyrights");
(iv) trade secrets and confidential business information (including without limitation, product specifications, data, know-how, inventions and ideas, past, current and planned research and development, customer lists, current and anticipated customer requirements, price lists, market studies, business plans), however documented; (v) proprietary computer software and programs (including object code and source code) and other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium); (vi) database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other related information, however, documented; (vii) all industrial designs and any registrations and applications therefor; (viii) all databases and data collections and all rights therein (items (ix)- (viii) shall be referred to as "Trade Secrets and Other Proprietary Information"); and (x) any similar or equivalent rights to any of the foregoing anywhere in the world.

     "Interim Financial Statements" means the unaudited balance sheet and the related unaudited statement of income and retained earnings for the Company, in each case for the one month period ended January 31, 2002.

     "Key Employees" means those employees of the Company that Parent in its sole discretion has designated as "key employees" prior to the Closing and set forth on Schedule 1 attached hereto.

     "Knowledge of the Company" or "the Company's Knowledge" means the knowledge of any director of the Company or each of Gerald W. Timm, Gerald R. Mattys, Joseph A. Hafermann, Christian Hadland, Mark J. McKoskey and Stephen Zastrow. A director of the Company or each of Gerald W. Timm, Gerald R. Mattys, Joseph A. Hafermann, Christian Hadland, Mark J. McKoskey and Stephen Zastrow will be deemed to have Knowledge of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual acting in any such individual capacity could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

     "Letter of Transmittal" has the meaning set forth in Section 2.8(a).

     "Lock-Up Agreements" has the meaning set forth in Section 2.9(b)(iv).

     "Material" has the meaning set forth in Section 3.20.

     "Material Adverse Effect" means, for any Person, a material adverse effect whether individually or in the aggregate (a) on the business, operations, financial condition, Assets and Properties, liabilities or prospects of such Person taken as a whole, or (b) on the ability of such Person to consummate the transactions contemplated hereby.

     "Merger" has the meaning set forth in Recital A of this Agreement.

     "Merger Consideration" means the Cash Consideration and Stock
Consideration.

     "NNM" means the distinct tier of the Nasdaq Stock Market referred to as the Nasdaq National Market.

     "Non-Competition Agreements" has the meaning set forth in Section
2.9(b)(ii).

     "Non-Principal Stockholders" shall mean all of those stockholders of the Company who are not Principal Stockholders.

     "Option Assumption Agreement" has the meaning set forth in Section 6.6(b).

     "Option Termination Agreement" has the meaning set forth in Section 6.6(d).

     "Oral" shall mean, with respect to any notices or communication received, shall be limited to those matters which are within the Company's Knowledge.

     "Order" means any award, decision, writ, judgment, decree, ruling, subpoena, verdict, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Ordinary Course of Business" means the action of a Person that is (i) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and (ii) not required to be authorized by the board of directors or similar body of a Person.

     "Outbound License Agreement" has the meaning set forth in Section 3.15(e).

     "Parent" has the meaning set forth in the first paragraph of this Agreement.

     "Parent Common Stock" means the shares of common stock of Parent, $.001 par value.

     "Parent Group" has the meaning set forth in Section 10.2(a).

     "Parent SEC Documents" means each form, report, schedule, statement and other document required to be filed by the Parent since April 2, 2001 through the date of this Agreement under the Exchange Act or the Securities Act or by the rules and regulations of the NNM, including any amendment to such document, whether or not such amendment is required to be so filed.

     "Patents" has the meaning set forth in the definition of "Intellectual Property."

     "Permits" means all licenses, permits, certificates of authority, authorizations, approvals, registrations and similar consents granted or issued by any Governmental or Regulatory Authority.

     "Permitted Encumbrance" means (a) any Encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and (b) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the business of the Company.

     "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "Principal Stockholders" has the meaning set forth in the first paragraph of this Agreement.

     "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

     "Proxy" has the meaning set forth in Section 2.9(b)(v).

     "Qualified Plan" means each Benefit Plan which is intended to qualify under
Section 401 of the Code.

     "Real Property" has the meaning set forth in Section 3.14.

     "Registration Rights Agreement" has the meaning set forth in Section 2.9(b)(xi).

     "Regulated Products" has the meaning set forth in Section 3.33.

     "Related Person" means with respect to a particular individual:

          (a)  each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serve as a director, officer, partner, executor, or trustee (or in a similar capacity).

          With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b)  any Person that holds a Material Interest in such specified
Person;

          (c) each Person that serves as a director, officer, partner,\ executor, or trustee of such specified Person (or in a similar capacity);

          (d)  any Person in which such specified Person holds a Material
Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f)  any Related Person of any individual described in clause (b) or
(c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect benefit ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "Release" has the meaning set forth in Section 2.9(b)(viii).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Consideration" has the meaning set forth in Section 2.6(a).

     "Series B Consideration" has the meaning set forth in Section 2.6(b).

     "Severance Obligations" means the salary continuation liability of the Company equal to $185,000 resulting from the termination of employment of Stephen Zastrow and Gerald R. Mattys, as set forth in that certain Employment Agreement by and between the Company and Stephen Zastrow dated June 15, 2001 and that certain Employment Agreement by and between the Company and Gerald R. Mattys dated February 8, 2000, as amended, but does not include (i) salary payable during the 30 day notice period prior to the effective date of termination provided for in such employment agreements, or (ii) the cost of benefits provided to such employee subsequent to termination of employment pursuant to such employment agreements.

     "Software" has the meaning set forth in Section 3.15(k).

     "Stock Certificates" has the meaning set forth in Section 2.8.

     "Stock Consideration" means 1,620,529 shares of Parent Common Stock.

     "Stockholder Representatives" shall mean Keith J. Longson and Gerald W.
Timm.

     "Stockholders Rights Termination Agreement" shall have the meaning set forth in Section 2.9(b)(xii).

     "Survival Period" has the meaning set forth in Section 10.1.

     "Surviving Corporation" has the meaning set forth in Section 2.1.

     "Tax" (and, with correlative meaning, "Taxes," "Taxable" and "Taxing") means (i) any federal, state, local or foreign income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental or Regulatory Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     "Tax Return" means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any taxing authority with respect to Taxes.

     "Third Party Expenses" has the meaning set forth in Section 6.4.

     "Threatened" means a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Trademarks" has the meaning set forth in the definition of "Intellectual Property."

     "Trade Secrets and Other Proprietary Information" has the meaning set forth in the definition of "Intellectual Property."

     "Unaccrued Bonus Obligations" means the $45,000 of bonus payments that the Company has made or agreed to make for its executive employees subsequent to December 31, 2001 in excess of the amount accrued as bonuses on the December 31, 2001 Company Financial Statements.

     1.2 CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender;
(b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or;" and (f) "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE II
                                   THE MERGER

     2.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, the Company shall be merged with and into Acquisition Co., the separate corporate existence of the Company shall cease and Acquisition Co. shall continue as the surviving corporation. Acquisition Co. as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     2.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing of a certificate of merger on the Effective Date substantially in the form attached hereto as Exhibit A (the "Certificate of Merger") with the Secretary of State of Delaware in accordance with the relevant provisions of the DGCL with the effective date of the Merger specified in the Certificate of Merger to be March 25, 2002 (the "Effective Time"). The Certificate of Merger shall not be amended or modified after the Effective Date and prior to the Effective Time without the consent of Parent and the Stockholder Representatives. Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Certificate of Merger.

     2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Co. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Co. shall become the debts, liabilities and duties of the Surviving Corporation. The Surviving Corporation shall become a wholly-owned subsidiary of Parent.

     2.4  CERTIFICATE OF INCORPORATION; BYLAWS.

          (a) At the Effective Time, the Certificate of Incorporation of Acquisition Co. shall be the Certificate of Incorporation of the Surviving Corporation, except that Article I thereof shall be amended to read in its entirety as follows: "The name of the Corporation is Timm Medical Technologies, Inc."

          (b) At the Effective Time, the Bylaws of Acquisition Co. shall be the Bylaws of the Surviving Corporation, except that the Bylaws shall be amended to reflect that the name of the Surviving Corporation shall be "Timm Medical Technologies, Inc."

     2.5 DIRECTORS AND OFFICERS. The directors of Acquisition Co. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Acquisition Co. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

     2.6  EFFECT ON CAPITAL STOCK/MERGER CONSIDERATION.

          (a) Conversion of Company Series A Stock Held by the Principal Stockholders. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of Company Series A Stock issued and outstanding immediately prior to the Effective Time held by a Principal Stockholder shall be canceled and automatically converted into the right to receive 0.11315 shares of Parent Common Stock, plus cash in the amount of $1.39698 (collectively, the "Series A Consideration").

          (b) Conversion of Company Series B Stock Held by the Principal Stockholders. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of Company Series B Stock issued and outstanding immediately prior to the Effective Time held by a Principal Stockholder shall be canceled and automatically converted into the right to receive 0.12852 shares of Parent Common Stock (the "Series B Consideration").

          (c) Conversion of Company Common Stock Held by the Principal Stockholders. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time held by a Principal Stockholder shall be canceled and automatically converted into the right to receive 0.12852 shares of Parent Common Stock (the "Common Share
Consideration").

          (d)  Conversion of Company Shares Held by Non-Principal Stockholders.
(i) At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of Company Series A Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares) held by a Non-Principal Stockholder shall be canceled and automatically converted into the right to receive cash in the amount of $3.18139; (ii) At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of Company Series B Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares) held by a Non-Principal Stockholder shall be canceled and automatically converted into the right to receive cash in the amount of $2.02680; and (iii) At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares) held by a Non-Principal Stockholder shall be canceled and automatically converted into the right to receive cash in the amount of $2.02680.

          (e) Distribution of Merger Consideration. The Merger Consideration will be distributed as set forth on Schedule 2 attached hereto.

          (f) Rights with Respect to Company Shares; Fractional Shares. At the Effective Time, all rights in respect of Company Shares (other than Dissenting Shares and the securities referred to in Section 2.6(h)(ii) below) shall cease to exist, other than the right to receive the Cash Consideration and Stock Consideration as set forth in this Section 2.6, and all such shares will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired. No certificates representing fractional shares shall be issued to the Principal Stockholders. In lieu of fractional shares that would otherwise be issued to Principal Stockholders, each Principal Stockholder that would have been entitled to receive a fractional share shall receive such whole number of shares of Parent Common Stock as is equal to the precise number of shares of Parent Common Stock to which such person would be entitled rounded to the nearest whole number.

          (g) Capital Stock of Acquisition Co. At the Effective Time, each share of common stock of Acquisition Co. ("Acquisition Co. Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully-paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Acquisition Co. evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (h)  Additional Actions at the Effective Time. At the Effective Time:

               (i) Each share of Company Common Stock held in the treasury of the Company shall be canceled and retired without payment of any consideration therefor.

               (ii) All Company 2001 Options shall be assumed by Parent and all Company Underwriter Options will be dealt with in accordance with Section 6.7 hereof.

          (i) Stock Consideration Escrow Holdback. At the Effective Time, Parent shall withhold 63,412 shares of Parent Common Stock (the "Indemnity Escrow Shares") from the Stock Consideration payable by Parent to the Escrow Stockholders as a holdback for any indemnity claims that Parent may have hereunder. The Indemnity Escrow Shares shall be deposited in escrow by Parent and the Stockholder Representatives for the Survival Period or such longer period as is necessary to resolve any indemnity claims in accordance with the terms and provisions hereof and an Escrow Agreement among Parent, the Stockholder Representatives, the Surviving Corporation and US Bank Trust, National Association. (the "Escrow Agent") in the form attached hereto as Exhibit B (the "Escrow Agreement").

     2.7 DISSENTERS' RIGHTS. Notwithstanding any provision of this Agreement to the contrary, the Company shall, within ten days of the Effective Date, give each Non-Principal Stockholder notice summarizing the Merger, in form reasonably satisfactory to Parent, providing that appraisal rights are available for any and all Company Shares held by each such Non-Principal Stockholder and shall further include a copy of Section 262 of the DGCL and a summary of each such Non-Principal Stockholder's appraisal rights. Each such Non-Principal Stockholder who demands and effects appraisal rights for such shares in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights for such shares (the "Dissenting Shares") shall not be entitled to have such Dissenting Shares be converted into or represent a right to receive cash in the per share amount specified in
Section 2.6(d), and the holder thereof shall only be entitled to such rights as are granted by the DGCL.

          (a) Notwithstanding the provisions of subsection (a), if any Non-Principal Stockholder who demands appraisal of such shares under the DGCL shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive cash in the per share amount specified in Section 2.6(d), without interest thereon, upon surrender of the certificate representing such Company Shares.

          (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

     2.8  EXCHANGE PROCEDURE.

          (a) Promptly after the Effective Date, the Stockholder Representatives shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Date represented the Company Shares, other than the Dissenting Shares (the "Stock Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Stock Certificates shall pass, only upon delivery of the Stock Certificates to the Parent and which shall be in such form and have such other provisions as Parent may reasonably specify, including appropriate investment representations) (the "Letter of Transmittal") and (ii) instructions for use in effecting the surrender of the Stock Certificates in exchange for a portion of the Cash Consideration or a portion of the Cash Consideration and Stock Consideration, as the case may be, as determined in accordance with Section 2.6. Upon surrender of a Stock Certificate for cancellation to the Stockholder Representatives (and the subsequent delivery of the same to Parent), duly endorsed in blank (or accompanied by a duly executed stock power) and, if necessary, a spousal consent by the spouse, if any, of the Company Stockholder, substantially in the form of Exhibit C attached hereto, duly executed by such spouse, together with such Letter of Transmittal duly executed, the holder of such Stock Certificate shall be entitled to receive in exchange therefor such portion of the Cash Consideration or the Cash Consideration and Stock Consideration, as the case may be, to which such holder of Company Shares is entitled pursuant to Section 2.6 hereof. The Stock Certificate so surrendered shall forthwith be canceled. No interest will accrue or be paid to the holder of any of the Company Shares. From and after the Effective Time, until surrendered as contemplated by this Section 2.8, each Stock Certificate shall be deemed for all corporate purposes to evidence the portion of the Cash Consideration or Cash Consideration and Stock Consideration into which the shares represented by such Stock Certificate have been converted.

          (b) The Cash Consideration and Stock Consideration (including any Indemnity Escrow Shares released from escrow pursuant to this Agreement and the Escrow Agreement) delivered to the Stockholder Representatives upon the surrender for exchange of Company Shares in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Company Shares. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.8, provided that the presenting holder is listed on the Company's stockholder list as a holder of Company Shares.

          (c) In the event that any Stock Certificates evidencing Company Shares shall have been lost, stolen or destroyed, Parent shall pay in exchange for such lost, stolen or destroyed Stock Certificates, upon the making by the holder thereof of an affidavit of that fact and agreement by such holder to indemnify Parent against any claim that may be made against Parent with respect to the Stock Certificates alleged to have been lost, stolen or destroyed by the holder thereof, such portion of the Cash Consideration or Cash Consideration and Stock Consideration as may be required pursuant to Section 2.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Stock Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Stock Certificates alleged to have been lost, stolen or destroyed.

          (d) Notwithstanding anything to the contrary in this Section 2.8, none of the Parent, the Surviving Corporation or any party hereto shall be liable to a holder of Company Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

          (f) Each of the Parent, Acquisition Co. and the Company will take all such reasonable and lawful acts as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company and Acquisition Co. are fully authorized in the name of the respective corporations or otherwise to take, and will take, all such lawful and necessary action so long as such action is not inconsistent with this Agreement.

     2.9  CLOSING.


          (a) Time and Place. The consummation of the Merger under this Agreement (the "Closing") shall take place at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota 55402, at 10:00 a.m. on March 25, 2002, or at such time and in such manner as the parties mutually agree (the "Closing Date").

          (b) Pre-Closing Deliveries by the Company and the Principal Stockholders. At the Effective Date, the Company shall have delivered or caused to be delivered to Parent and/or Acquisition Co., as the case may be:

               (i) the Escrow Agreement, duly executed by the Company and the Stockholder Representatives;

               (ii) the Non-Competition and Non-Solicitation Agreements by and between Parent and certain of the Principal Stockholders, substantially in the form of Exhibit D (the "Non-Competition Agreements"), duly executed by each of FFT Partners I., L.P. and FFT Executive Partners I., L.P.;

               (iii) the Lock-Up Agreement by and between Parent and each of the Principal Stockholders, substantially in the form of Exhibit E (the "Lock-Up Agreements") duly executed by each of such Principal Stockholders;

               (iv) written acknowledgements of the assumption of the existing employment agreements by and between the Company and each of the Key Employees by the Surviving Corporation in form and substance reasonably satisfactory to Parent (the "Employment Agreements") duly executed by each of the Key Employees;

               (v) an Irrevocable Proxy, duly executed by each of the Principal Stockholders, substantially in the form of Exhibit F (the "Proxy");

               (vi) a certificate of an officer of the Company substantially in the form of Exhibit G attached hereto, duly executed by the Company;

               (vii) a certificate of the Secretary of the Company substantially in the form of Exhibit H attached hereto, certifying as of the Effective Date
(A) a true and complete copy of the organizational documents of the Company certified as of a recent date by the Secretary of State of Delaware, (B) a certificate of each appropriate Secretary of State certifying the good standing of the Company in its state of incorporation and all states in which it is qualified to do business, (C) a true and complete copy of the resolutions of the board of directors of the Company and the resolutions of the stockholders of the Company, each authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and (D) incumbency matters;

               (viii) a Release by each of the Principal Stockholders, substantially in the form of Exhibit I attached hereto (the "Release"), duly executed by each Principal Stockholder;

               (ix) a resignation letter of each of the directors of the Company dated effective as of the Effective Date;

               (x) an opinion of Dorsey & Whitney, LLP, counsel to the Company substantially in the form attached hereto as Exhibit J;

               (xi) a Registration Rights Agreement by and between Parent and each of the Principal Stockholders, substantially in the form of Exhibit K (the "Registration Rights Agreement"), duly executed by each of the Principal Stockholders; and

               (xii) a Stockholders Rights Termination Agreement, substantially in the form of Exhibit L, duly executed by the Company, FFT Partners I., L.P., FFT Executive Partners I., L.P. and Gerald W. Timm.

          (c) Pre-Closing Deliveries By Parent. At the Effective Date, Parent and/or Acquisition Co., as the case may be, shall have delivered or caused to be delivered to the Company and/or the Company Stockholders, as the case may be:

               (i)  the Certificate of Merger, duly executed by Acquisition Co.;

               (ii) the Escrow Agreement, duly executed by Parent;

               (iii) the Non-Competition Agreements, duly executed by Parent;

               (iv) the Employment Agreements, duly executed by Parent;

               (v) a certificate of an officer of Parent, substantially in the form of Exhibit M attached hereto, duly executed by Parent;

               (vi) the Registration Rights Agreement, duly executed by Parent;

               (vii) a certificate of the Secretary of Parent substantially in the form of Exhibit N attached hereto, certifying as of the Effective Date (A) a true and complete copy of the organizational documents of Parent certified as of a recent date by the Secretary of State of Delaware, (B) a true and complete copy of the resolutions of the board of directors of Parent authorizing the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby and (C) incumbency matters; and

               (viii) an opinion of Brobeck, Phleger & Harrison LLP, counsel to Parent and Acquisition substantially on the form attached hereto as Exhibit O.

     2.10 EFFECTIVE TIME. If all of the pre-closing delivery items set forth in Sections 2.8 and 2.9 above have been delivered, the Certificate of Merger shall be filed by Acquisition Co. on the Effective Date, to become effective as of the Effective Time.

     2.11 PRIVATE PLACEMENT. The issuance of the Parent Common Stock issuable as Stock Consideration will be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Rule 505 and/or 506 of Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and applicable state securities laws.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The Company represents and warrants to Parent and Acquisition Co. as of the Effective Date, except as set forth on the Company Disclosure Schedule furnished to Parent specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

     3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing in Minnesota and each jurisdiction where such qualification is required, except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon the Company. The Company has full power and authority, and holds all Permits and authorizations necessary to carry on its business and to own and use the Assets and Properties owned and used by the Company, except where the failure to have such power and authority or to hold such Permit or authorization would not have a Material Adverse Effect on the Company's business. The Company has delivered to Parent correct and complete copies of its charter documents and organizational documents, each as amended to date.

     3.2  CAPITAL STOCK OF THE COMPANY.

          (a) The authorized capital stock of the Company consists of (i) 30,000,000 shares of common stock, par value $0.001 per share ("Company Common Stock"), of which 892,091 shares are issued and outstanding as of the date hereof; (ii) 26,250 shares of capital stock of the Company are in the treasury;
(iii) 7,272,730 shares of Series A Preferred Stock, $0.001 par value per share (the "Company Series A Stock"), of which 7,272,730 shares are issued and outstanding as of the date hereof; and (iv) 7,000,000 shares of Series B Preferred Stock, $0.001 par value per share (the "Company Series B Stock" and together with the Company Series A Stock, the "Company Preferred Stock"), of which 5,615,156 shares are issued and outstanding as of the date hereof. As of the Effective Date, each share of Company Series A Stock is convertible into
0.5246 shares of Company Common Stock and each share of Company Series B Stock is convertible into one share of Company Common Stock. Each share of the issued and outstanding capital stock of the Company is duly authorized, fully paid and nonassessable and was validly issued. Section 3.2(a) of the Company Disclosure Schedule sets forth a complete and accurate list specifying the number of shares of Company Common Stock and Company Preferred Stock held by each Company Stockholder.

          (b) As of the Effective Date, 1,717,822 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Options to purchase Company Common Stock, of which 1,322,566 shares of Company Common Stock are subject to issuance pursuant to outstanding vested or unvested options to purchase Company Common Stock granted pursuant to the Company's 2001 Option Plan. Section 3.2(b) of the Company Disclosure Schedule sets forth a list of all subscriptions, options, warrants, calls, commitments and other rights of any kind for the purchase or acquisition of, and any securities convertible or exchangeable for, any capital stock of the Company (collectively, the "Company Convertible Securities"), including the holder thereof, the number of shares of Company Common Stock or Company Preferred Stock subject thereto, the exercise price, date of grant, vesting schedule and expiration thereof and any terms regarding the acceleration of vesting thereof. The Company has made available to Parent accurate and complete copies of the form of all stock option agreements, option plans and other agreements evidencing Company Options, including any non-conforming grants. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

          (c) All Company Shares and all outstanding Company Options have been granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all material requirements set forth in applicable agreements or instruments. The Company has not granted (i) any options or other equity awards outside of the Company Stock Option Plans or (ii) any tax gross up bonuses pursuant to the Company 2001 Option Plan. None of the terms of any outstanding grant will cause adverse accounting consequences to Parent or Acquisition Co. after the Effective Time, including without limitation, generation of a charge to earnings.

          (d) All Company Convertible Securities (other than Company Options) shall have been converted or exchanged, accelerated and/or exercised or terminated, as the case may be, as of the Closing Date, and there will be no outstanding Company Convertible Securities (other than Company Options) as of the Closing Date. All shares of Company Common Stock that may be issued upon the exercise or conversion of such Company Convertible Securities will (upon issuance in accordance with their terms) be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

          (e) Except as set forth in the Company's Certificate of Incorporation, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the Knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company.

     3.3 OWNERSHIP OF SHARES. Each of the Company Stockholders owns of record that number of shares of Company Shares listed opposite such stockholder's name in Section 3.2(a) of the Company Disclosure Schedule. Each holder of the Company Convertible Securities owns of record that number of the Company Convertible Securities listed opposite such holder's name in Section 3.2(b) of the Company Disclosure Schedule. The delivery of the stock certificate(s) representing the Company Shares and any shares of capital stock resulting from the conversion of any Company Convertible Securities owned by the Company Stockholders in the manner provided in Section 2.8 will terminate all rights of each Company Stockholder in the such Company Shares owned by such Company Stockholder. No Company Stockholder is entitled to receive a portion of the Merger Consideration which is greater or less than the portion of such Merger Consideration set forth next to such Company Stockholder's name on Schedule 2.

     3.4 AUTHORITY OF THE COMPANY. The Company has all necessary power and authority and has taken all action necessary to enter into this Agreement and each agreement included in the Contemplated Transactions to which the Company is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and no other proceedings on the part of the Company are necessary to authorize this Agreement or each agreement included in the Contemplated Transactions to which the Company is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and each agreement included in the Contemplated Transactions to which the Company is a party have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.5 NO AFFILIATES. The Company does not have any Affiliates or subsidiaries and is not a partner in any partnership or a party to a joint venture.

     3.6 NO CONFLICTS. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) conflict with or result in a violation or Breach of any of the terms, conditions or provisions of the charter documents, bylaws or other organizational documents of the Company;

          (b) conflict with or result in a violation or Breach of, or give any Governmental or Regulatory Authority the right to revoke, withdraw, suspend, cancel, termination or modify any term or provision of any law, Order, Permit, statute, rule or regulation applicable to the Company, the business or Assets or Properties of the Company or the capital stock of the Company Common Stock;

          (c) result in a Breach of, or default under (or give rise to right of termination, modification, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which the Company, any of its Assets and Properties or the Company Common Stock may be bound, except for such breaches or defaults as set forth in Section 3.6(c) of the Company Disclosure Schedule;

          (d) cause any of the Assets or Properties of the Company to be reassessed or revalued by any taxing authority or any Governmental or Regulatory Authority;

          (e) result in an imposition or creation of any Encumbrance or Tax on the business or Assets or Properties of the Company or the Company Common Stock.

     3.7 CONSENTS AND GOVERNMENTAL APPROVALS AND FILINGS. Except for the filing of the Certificate of Merger with the State of Delaware and other securities law related filings pursuant to the Parent's issuance of Parent Common Stock, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.8 BOOKS AND RECORDS. The minute books and other corporate records of the Company as made available to Parent contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company. The Company has delivered or made available true and complete copies of each document which has been requested by Parent or its counsel in connection with their legal and accounting review of the Company. The stock transfer ledgers and other similar records of the Company accurately reflect all issuances and record transfers of the capital stock of the Company. The other Books and Records of the Company are true, correct and complete in all material respects and have been maintained in accordance with sound business practices.

     3.9 COMPANY FINANCIAL STATEMENTS. The Company has previously delivered to Parent the Company Financial Statements. Such Company Financial Statements (i) are true, correct and complete in all material respects, (ii) have been prepared in accordance with the

Books and Records of the Company, (iii) have been prepared in conformity with GAAP, and (iv) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the periods covered thereby; provided that the Interim Financial Statements and the financial statements for the annual period ended December 31, 2001 are subject to normal year-end adjustments and lack footnotes and certain other presentation items.

     3.10 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since December 31, 2001, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on the Company.

     3.11 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Company Financial Statements, there are no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including but not limited to any liability for Taxes), nor to the Company's Knowledge any basis for any claim against the Company for any such liabilities, relating to or affecting the Company or any of its Assets and Properties, other than such liabilities incurred after December 31, 2001 in the Ordinary Course of Business which have not had, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Company.

     3.12 TANGIBLE PERSONAL PROPERTY. The Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under written agreements to use, all tangible personal property, equipment, plants, buildings, structures, facilities and all other Assets and Properties used in or reasonably necessary for the conduct of the Company's business, including all tangible personal property reflected on the Company Financial Statements dated December 31, 2001 and any tangible personal property acquired since December 31, 2001, other than property disposed of since such date in the Ordinary Course of Business. All such tangible personal property, equipment, plants, buildings, structures, facilities and all other assets and properties are free and clear of all Encumbrances, other than (a) Permitted Encumbrances which have not had a Material Adverse Effect on the Company or (b) Encumbrances listed in Section 3.12 of the Company Disclosure Schedule. The Company has also provided the Parent with true, accurate and complete copies of:
(i) the Company's fixed assets listing, as of December 31, 2001, and (ii) the Company's current capitalization and depreciation policies.

     3.13 BENEFIT PLANS; ERISA.

          (a) Section 3.13(a) of the Company Disclosure Schedule lists each Benefit Plan together with a brief description of the type of plan and benefit provided thereunder. The Company has no commitment, proposal, or communication to employees regarding the creation of an additional Plan or any increase in benefits under any Benefit Plan. The Company has provided to Parent (i) a copy of each Benefit Plan (including amendments) or, where substantially similar arrangements exist, a sample copy and a list of persons participating in such arrangement, (ii) the most recent annual reports on the Form 5500 series for each Benefit Plan required to file such report and (iii) the most recent annual trustee's report for each Benefit Plan funded through a trust or the most recent annual report of the custodian holding the assets for such Benefit Plan.

          (b) Neither the Company, any ERISA Affiliate nor predecessor thereof has ever maintained, contributed to or been obligated to contribute to any Defined Benefit Plan or multiemployer plan (as defined in Section (3)(37) or 4001(a)(3) of ERISA) and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability under Title IV of ERISA.

          (c) Each Benefit Plan has been operated and administered in all material respects in accordance with its terms or in compliance with applicable Legal Requirements currently in effect and, as of the Effective Date, will be in material compliance, in form and operation, with all Legal Requirements (including but not limited to ERISA and the Code) currently in effect as required by the Internal Revenue Service and any other applicable Governmental or Regulatory Authority. The reserves reflected in the December 31, 2001 Company Financial Statements for the obligations of the Company under all Benefit Plans are adequate and were determined in accordance with GAAP. Neither the Company nor, to the Knowledge of the Company, any other Person, has any express or implied commitment, whether legally enforceable or not, to continue (for any period), modify, change or terminate any Company Benefit Plan, other than (i) with respect to a modification, change or termination required by ERISA or the Code, or (ii) as set forth in Section 3.13 of the Company's Disclosure Schedule.

          (d) Each plan intended to be a Qualified Plan has received a determination or an opinion letter from the Internal Revenue Service regarding the qualified status of such Qualified Plan under Section 401(a) of the Code and no notice has been received from the Internal Revenue Service or any Governmental or Regulatory Authority questioning or challenging such qualified status, and the Company does not have any Knowledge of any facts that would adversely affect the qualified status of such Qualified Plan.

          (e) No Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their termination of service (other than (i) coverage mandated by applicable law, (ii) benefits under such Benefit Plan (e.g., disability benefits or retirement benefits provided under a life insurance program), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any ERISA Affiliate or
(iv) benefits the full cost of which is borne by any current or former employee (or his or her beneficiary)). To the Company's Knowledge, the Company is in compliance with (1) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and (2) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended.

          (f) The consummation of the transactions contemplated by this Agreement will not, either immediately or upon the occurrence of any event thereafter, (i) entitle any current or former employee or officer or director of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment pursuant to an existing Company plan or agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation otherwise due any such individual.

          (g) There are no pending or, to the Knowledge of the Company, anticipated or threatened claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

     3.14 REAL PROPERTY. The Company does not own any real property. Section
3.14 of the Company Disclosure Schedule contains the address and amount of leased spaced of each parcel of real property leased by the Company (as lessee or lessor) (the "Real Property"). The Company has a valid leasehold interest in all real property used in the conduct of the Company's business, free and clear of all Encumbrances other than Encumbrances that may affect the underlying real estate. The Company has rights of ingress and egress with respect to the Real Property and all buildings, structures, facilities, fixtures and other improvements thereon material for the operation of the Company's business. To the Knowledge of the Company, there is no pending or contemplated or threatened condemnation of any of the respective parcels of Real Property or any part thereof. To the Company's Knowledge, none of the Real Property, or the buildings, structures, facilities, fixtures or other improvements thereon, or the use thereof, contravenes or violates any building, zoning, fire protection, administrative, occupational safety and health or other applicable law, rule, or regulation except for any contravention or violation which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect on the Company. Each lease with respect to the Real Property is a legal, valid and binding agreement of the Company that is subsisting in full force and effect and is enforceable in accordance with its terms, and except as set forth in Section 3.14 of the Company Disclosure Schedule and since January 1, 2001, the Company has not received notice of any Company default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder.

     3.15 INTELLECTUAL PROPERTY RIGHTS.

          (a) Generally. Section 3.15(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others (such schedule specifies if such Intellectual Property is owned jointly), by the Company, a complete and accurate list of all United States and foreign (a) Patents and Patent applications; (b) Trademark registrations and applications and unregistered Trademarks; (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed); and (d) all other Intellectual Property which is essential to the Company's business and to which the Company has any ownership rights (including common law rights).

          (b)  Trademarks.

               (i) Except where noted as "Lapsed" or "Abandoned" on Schedule 3.15(a) to the Company Disclosure Schedule, all of the Company's registered Trademarks are currently in compliance with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise affect the priority and enforceability of the Trademark in question.

               (ii) None of the Company's registered Trademarks has been within the last three years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office and no such action has been threatened in writing within the one-year period prior to the date of this Agreement.

               (iii) To the Knowledge of the Company, there has been no prior use of any of the Company's registered Trademarks by any third party that confers upon said third party superior rights in any such Trademark.

          (c)  Patents.

               (i) Except where noted as "Pending," "Abandoned," "Inactive" or "Expired" on Schedule 3.15(a) to the Company Disclosure Schedule, all of the Company's Patents are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or lapse or otherwise affect the enforceability of the Patent in question.

               (ii) None of the Company's Patents has been or is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office or any foreign patent office and no such action has been threatened in writing within the one-year period prior to the date of this Agreement.

               (iii) To the Company's Knowledge, there is no Patent of any person that claims the same subject matter as any Patent of the Company or invalidates any claim of any Patent of the Company.

          (d) Trade Secrets and Other Proprietary Information. The Company has taken all reasonable steps necessary to enforce the proprietary information and confidentiality agreements that have been entered into by its employees, consultants, contractors and other entities.

          (e) License Agreements. Section 3.15(e)(1) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company any right to use or practice any rights under any Intellectual Property other than over-the-counter "shrink wrap" software (collectively, the "Inbound License Agreements"). Section 3.15(e)(2) of the Company Disclosure Schedule also sets forth a complete and accurate list of all license agreements under which the Company grants licenses or other rights in or to use or practice any rights under any Intellectual Property (collectively, the "Outbound License Agreements"). There is no outstanding or, to the Knowledge of the Company, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

          (f) Ownership and Other Rights; Sufficiency of Intellectual Property Assets. The Company owns or possesses adequate licenses, re-marketing or sublicensing rights, or other rights to use, free and clear of Encumbrances, orders and arbitration awards, all of its Intellectual Property used in its business. The Intellectual Property identified in Section 3.15(a) of the Company Disclosure Schedule, together with the Company's Trade Secrets and Other Proprietary Information and the Company's unregistered Copyrights and the Company's and such subsidiaries' rights granted to the Company under the Inbound License Agreements, constitute all the material Intellectual Property rights and Inbound License Agreements used in the operation of the Company's business as it is currently conducted and are all such Intellectual Property rights and Inbound License Agreements necessary to operate such business as of the Effective Date in substantially the same manner as such business has been operated by the Company prior thereto.

          (g)  [Intentionally omitted.]

          (h) No Infringement by the Company. The products used, manufactured, marketed, sold or licensed by the Company, and all Intellectual Property used in the conduct of the Company's business as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party.

          (i) No Pending or Threatened Infringement Claims. No litigation is now or, within the three years prior to the date of this Agreement, was pending and no notice or other claim in writing has been received by the Company, (A) alleging that the Company has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by or to the Company. No Intellectual Property that is owned or licensed by the Company is subject to any outstanding Order, stipulation or agreement restricting the use thereof by the Company or, in the case of Intellectual Property licensed by the Company to others, restricting the sale, transfer, assignment or licensing thereof by the Company to any Person.

          (j) No Infringement by Third Parties. To the Knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or licensed by the Company, and no such claims have been brought against any third party by the Company.

          (k) Software. To the Knowledge of the Company, the Software (as defined below) owned or purported to be owned by the Company, was either (i) developed by employees of the Company within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company pursuant to written agreements; or (iii) otherwise acquired by the Company from a third party. The Company has not received any written notification that any such Software contains any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company, except for such materials or development environments obtained by the Company from other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. For purposes of this
Section 3.15(k), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

     3.16 PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed or, to the Knowledge of the Company, has reason to claim that any person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of its business has (i) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any Trade Secret or Other Proprietary Information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which relates to such a claim. To the Knowledge of the Company, (a) no person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of its business has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and (b) no person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of its business has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and to the Knowledge of the Company, there is no reason to believe there will be any such employment or violation.

     3.17 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

          (a) the Company is, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets;

          (b) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by the Company of, or failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (c) the Company has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (d) Section 3.17(b) of the Company Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by the Company or that is necessary in the operation of the business of the Company. Each Governmental Authorization listed or required to be listed in Section 3.17(b)of the Company Disclosure Schedule is valid and is in full force and effect. Except as set forth on Section 3.17(b) of the Company Disclosure Schedule:

               (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.17(b) of the Company Disclosure Schedule;

               (ii) to the Knowledge of the Company, no event has occurred or circumstance exists that may (with or without notice or lapse of time, other than the periodic renewal of the Company's Permits in the Ordinary Course of Business) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Section 3.17(b) of the Company Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any material and adverse modification to, any Governmental Authorization listed or required to be listed in Section 3.17(b) of the Company Disclosure Schedule;

               (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Section 3.17(b) of the Company Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental or Regulatory Authority, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental or Regulatory Authority.

     The Governmental Authorizations listed in Section 3.17(b) of the Company Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

     3.18 LEGAL PROCEEDINGS; ORDERS.

          (a)  There is no pending Proceeding:

               (i) that has been commenced by or against the Company or, to the Knowledge of the Company, that otherwise relates to or may affect the business of, or any of the assets owned or used by the Company; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     To the Knowledge of the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has made available to Parent all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 18(a) of the Company Disclosure Schedule. The Proceedings listed in Section 3.18(a) of the Company Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

          (b) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject.

          (c) The Company is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company.

          (d) To the Knowledge of the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

          (e) The Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject.

          (f) No event has occurred or circumstance exists that reasonably could be expected to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject.

          (g) The Company has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

          (h) Product Liability Claims. No product liability claims have been communicated in writing to, or to the Company's Knowledge, Threatened against the Company.

     3.19 CONTRACTS.

          (a) Section 3.19 of the Company Disclosure Schedule contains a true and complete list of each of the following contracts, agreements or other arrangements to which the Company is a party or by which any of its Assets and Properties is bound and which is currently in effect (and, to the extent oral, accurately describes the terms of such contracts, agreements and arrangements):

               (i)  all collective bargaining or similar labor agreements;

               (ii) all contracts for the employment of any officer, employee or other person or entity on a full time, part time, consulting or other basis;

               (iii) all loan agreements, indentures, debentures, notes or letters of credit relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company;

               (iv) each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by the Company;

               (v) all leases or agreements under which the Company is lessee or lessor of, or holds, or operates, any property, real or personal, owned by any other party;

               (vi) all commitments, contracts, sales contracts, purchase orders, mortgage agreements or groups of related agreements with the same party or any group or affiliated parties which require or may in the future require payment of consideration in an aggregate amount exceeding $50,000 by the Company;

               (vii) all license agreements, distribution agreements or any other agreements involving any of the Company's Intellectual Property, including agreements with current and former employees, consultants or contractors regarding the appropriation or the non-disclosure of any Intellectual Property;

               (viii) each joint venture partnership and other Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person);

               (ix) any Contract for payments to or by any Person by the Company based on sales, purchases or profits, other than direct payments for goods;

               (x) each power of attorney that is currently effective and outstanding;

               (xi) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

               (xii) each Contract for capital expenditures in excess of $50,000;

               (xiii) all subscription or other agreements related to the equity ownership of the Company;

               (xiv) all contracts or commitments that in any way restrict the Company from carrying on its business anywhere in the world;

               (xv) all other contracts and agreements that (A) involve the payment or potential payment in excess of $50,000, pursuant to the terms of any such contract or agreement, by the Company and (B) cannot be terminated within 30 days after giving notice of termination without resulting in any cost or penalty to the Company;

               (xvi) all contracts or commitments that in any way grants a third party a right of first refusal for the purchase of the Company or any of its Assets or Properties; and

               (xvii) each material amendment, supplement, and modification (whether oral or written) in respect to any of the foregoing.

          (b) A correct and complete copy of each Contract material to the Company's business and disclosed in the Company Disclosure Schedule has been previously provided to Parent. Each contract, agreement or other arrangement disclosed in the Company Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company, and to the Knowledge of the Company, the other parties thereto; and the Company has performed all of its required obligations under, and is not in material violation or breach of or default under, any such contract, agreement or arrangement. To the Knowledge of the Company, the other parties to any such contract, agreement or arrangement are not in violation or Breach of or default under any such contract, agreement or arrangement. To the Knowledge of the Company, none of the present employees, officers, directors or stockholders of the Company is a party to any oral or written contract or agreement prohibiting any of them from freely competing with any parties or engaging in the Company's business as now operated. To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or the lapse of time) may contravene, conflict with, or result in a violation or Breach of, or give the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, termination, or modify, any Contract to which the Company is a party. The Company has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under any Contract. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to the Company under any current or complete Contract with any Person and, to the Knowledge of the Company, no such Person has made written demand for such renegotiation. The Contracts relating to the sale, design, manufacture or provisions of products or services of the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that would be in violation of any Legal Requirement.

     3.20 ENVIRONMENTAL MATTERS.

          (a) The Company is in material compliance with all applicable "Environmental Laws" (as defined below) and there are no circumstances which may materially prevent or interfere with such compliance in the future. The Company has not received any communication (whether written or oral), whether from a Governmental or Regulatory Authority, citizen group, employee or otherwise, that alleges that the Company or any of the Assets or Properties used in the Company's business is not in full compliance with Environmental Laws. All material Permits, registrations and other governmental authorizations currently held by the Company pursuant to Environmental Laws (collectively, "Environmental

Permits") are identified in Section 3.20(a) of the Company Disclosure Schedule and represent all Permits necessary for the conduct of its business as currently conducted. The Company has not been notified by any relevant Governmental or Regulatory Authority that any Permit will be modified, suspended or revoked or cannot be renewed in the Ordinary Course of Business, and, to the Knowledge of the Company, no Permit will be modified, suspended or revoked, or cannot be renewed in the Ordinary Course of Business of the Company.

          (b) There is no "Environmental Notice" (as defined below) that is (i) pending or, to the Knowledge of the Company, threatened against the Company or
(ii) to the Knowledge of the Company, pending or threatened against any Person whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed to the Company.

          (c) There are no past or present actions, activities, circumstances, conditions, events or incidents arising from the operation, ownership or use of any property currently or formerly owned, operated or used by the Company (or any entity formerly an Affiliate of the Company), including, without limitation, the release, emission, discharge or disposal of any "Material" (as defined below) into the "Environment" (as defined below), that (i) could reasonably be expected to result in the incurrence of costs under Environmental Laws or (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to the Company or against any Person whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed to the Company.

          (d) Without in any way limiting the generality of the foregoing, (i) to the Knowledge of the Company, there are no underground storage tanks located on property at any time owned, leased or used by the Company, (ii) to the Knowledge of the Company, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased or used by the Company, (iii) to the Knowledge of the Company, no polychlorinated biphenyls (PCB's) are used or stored on any property owned, leased or used by the Company and (iv) all locations currently or formerly owned, leased or used by the Company (or any former Affiliate of the Company) at which any Material generated, used, owned or controlled by the Company or any former Affiliate of the Company may have been disposed of or released into the Environment are identified and described in Section 3.20(d) of the Company Disclosure Schedule.

          (e)  For purposes of this Section 3.20:

               (i) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and any indoor workplace.

               (ii) "Environmental Notice" means any written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, harm or damages to person, property, natural resources or other fines or penalties) arising out of, based on or resulting from (a) the emission, discharge, disposal, release or threatened release in or into the Environment of any Material or (b) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law.

               (iii) "Environmental Laws" means all national, state, local and foreign laws, codes, regulations, common law, requirements, directives, Orders, and administrative or judicial interpretations thereof, all as in effect on the date hereof or on the Effective Date, that may be enforced by any Governmental or Regulatory Authority, relating to pollution, the protection of the Environment or the emission, discharge, disposal, release or threatened release of Materials in or into the Environment.

               (iv) "Material" means pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, including, without limitation, petroleum and petroleum products.

     3.21 INVENTORY. The inventory of the Company is in good and merchantable condition, and is suitable and usable at its carrying value in the Ordinary Course of Business for the purposes for which intended. To the Knowledge of the Company, there is no material adverse condition affecting the supply of materials available to the Company. All inventories used in or relating to the conduct of the Company's business are owned by the Company free and clear of any Encumbrances. All inventories not written off have been priced at the lower of cost or market net realizable value basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

     3.22 ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected on the December 31, 2001 Company Financial Statements or the accounting records of the Company as of the Effective Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Effective Date, the Accounts Receivable are or will be as of the Effective Date current and collectible, net of the respective reserves shown on the December 31, 2001 Company Financial Statements or on the accounting records of the Company as of the Effective Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Effective Date, will not represent a greater percentage of the Accounts Receivable as of the Effective Date than the reserve reflected in the December 31, 2001 Company Financial Statements and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 90 days after the date on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business under any contract with any obligor of Accounts Receivable relating to the amount or validity of such Accounts Receivable. Section 3.22 of the Company Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of December 31, 2001, which lists sets forth the aging of such Accounts Receivable.

     3.23 EQUIPMENT. All tangible personal property and equipment used by the Company in the conduct of its business are structurally sound with no known material defects and are in good operating condition and repair (subject to normal wear and tear) so as to permit the operation of its business as presently conducted, (ii) no such equipment or tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs, and
(iii) with respect to each item of equipment and tangible personal property, the

Company has not received notification that it is in violation, in any material respect, of any applicable building, zoning, subdivision, fire protection, health or other law, Order, ordinance or regulation and, to the Knowledge of the Company, no such violation exists.

     3.24 INSURANCE. Set forth in Section 3.24 of the Company Disclosure
Schedule is a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company or the Assets and Properties of the Company (or any of the Company's directors, officers, salespersons, agents or employees), including the following information for each such policy: type(s) of insurance coverage provided; name of insurer; effective dates; policy number; per occurrence and annual aggregate deductibles or self-insured retentions; per occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted. All policies set forth on the Company Disclosure Schedule are in full force and effect, and with respect to such policies, all premiums currently payable or previously due have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are sufficient for compliance with all requirements of law and all agreements to which the Company is a party or otherwise bound, and are, subject to their respective terms and conditions, valid, outstanding, collectible and enforceable policies and, to the Knowledge of the Company, provide adequate insurance coverage for the Company and the business and Assets and Properties of the Company and will remain in full force and effect through the respective dates set forth in the Company Disclosure Schedule. None of such policies contains a provision that would permit the termination, limitation, lapse, exclusion or change in the terms of coverage of such policy (including, without limitation, a change in the limits of liability) by reason of the consummation of the transactions contemplated by this Agreement. Complete and accurate copies of all such policies and related documentation have previously been made available to the Parent.

     3.25 TAX MATTERS.

          (a) The Company has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company for tax periods and portions of periods through January 31, 2002 do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Interim Financial Statements. The Company has no actual or potential liability for any Tax obligation of any other taxpayer (including any affiliated group of corporations or other entities that included the Company during a prior period). All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental or Regulatory Authority.

          (b) The Company has delivered to Parent complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company. The federal income Tax Returns of the Company have not been audited by the Internal Revenue Service and are not closed by the applicable statute of limitations for any taxable years. The Company has delivered or made available to Parent complete and accurate copies of all other Tax Returns of the Company, together with all related examination reports and statements of deficiency for all periods from and after incorporation. No examination or audit of any Tax Return of the Company by any Governmental or Regulatory Authority is currently in progress or, to the Knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, which waiver or extension is still in effect.

          (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of its assets is subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments as a result of the Merger that may be treated as an "excess parachute payment" under Section 280G of the Code. The Company has no actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation
Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

          (d) None of the assets of the Company: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

          (e) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

     3.26 LABOR AND EMPLOYMENT RELATIONS. To the Knowledge of the Company, no officer, executive or group of five or more employees of the Company has or have any plans to terminate his, her or their employment with the Company. The Company is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and to the Knowledge of the Company, there are no attempts to organize any of the Company's employees by any person, unit or group seeking to act as their bargaining agent. The Company has materially complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, occupational health and safety and the withholding and payment of social security and other Taxes. The Company is not liable for the payment of any compensation, damages, Taxes, fines, penalties or other amounts, however designated, for the failure to comply with any of the foregoing Legal Requirements. To the Company's Knowledge, no employees of the Company are in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or the use of trade secrets or proprietary information of others. All officers, sales and technical employees and consultants of the Company have signed a proprietary rights and confidentiality agreement substantially in the form set forth in
Section 3.26 of the Company Disclosure Schedule. There are no pending or, to the Knowledge of the Company, threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Company. To the Knowledge of the Company, no union representation elections relating to the Company's employees have been scheduled by any Governmental or Regulatory Authority, no organizational effort is being made with respect to any of such employees, and no investigation of the Company's employment policies or practices by any Governmental or Regulatory Authority pending or threatened. The Company is not currently, and in the past has not been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Company. The Company has never experienced any work stoppages and to the Knowledge of the Company, no work stoppage has been threatened or is planned.

     3.27 CERTAIN EMPLOYEES.

          (a) Set forth in Section 3.27 of the Company Disclosure Schedule is a list of the names of the Company's employees and consultants as of the date hereof involved in the management and operation of the Company's business, together with the title or job classification of each such person and the total compensation (with wages and bonuses, if any, separately detailed) paid in 2001 (if applicable) and the current rate of pay for each such person on the date of this Agreement. None of such persons has an employment agreement or understanding, whether oral or written, with the Company which is not terminable on notice by the Company without cost or other liability to the Company.

          (b) The Company has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of the Company providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of the Company with or relating to its employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company with or relating to its employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by the Company or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Code Section 280G, and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of Company to severance benefits or any other payment, compensation benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement or the Contemplated Transactions, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider, alone or in conjunction with any other possible event (including termination of employment).

     3.28 ABSENCE OF CERTAIN DEVELOPMENTS. Since December 31, 2001, the Company has not:

          (a) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

          (b) borrowed any amount, obtained any letters of credit or incurred or become subject to any liabilities in excess of $25,000 in the aggregate;

          (c) discharged or satisfied any lien or Encumbrance or paid any obligation or liability, other than current liabilities paid in the Ordinary Course of Business and other than current federal income Tax liabilities;

          (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed any shares of its capital stock;

          (e) mortgaged or pledged any of its Assets or Properties, or subjected them to any lien, charge or any other Encumbrance, except liens for current property Taxes not yet due and payable;

          (f) sold, leased, subleased, assigned or transferred any of its Assets or Properties, except in the Ordinary Course of Business, or cancelled any debts or claims;

          (g) made any changes in any employee compensation, severance or termination agreement, commitment or transaction other than routine salary increases consistent with past practice or offer employment to any individuals;

          (h) entered into any material transaction, or modified any existing transaction (the aggregate consideration for which is in excess of $50,000);

          (i) suffered any damage, destruction or casualty loss, whether or not covered by insurance;

          (j) made any capital expenditures, additions or improvements or commitments for the same, except those made in the Ordinary Course of Business which in the aggregate do not exceed $50,000;

          (k) entered into any transaction or operated the Company's business, not in the Ordinary Course of Business;

          (l) made any change in its accounting methods or practices or ceased making accruals for Taxes, obsolete inventory, vacation and other customary accruals;

          (m) ceased from reserving cash to pay Taxes, principal and interest on borrowed funds, and other customary expenses and payments;

          (n) caused to be made any reevaluation of any of its Assets or Properties;

          (o) caused to be entered into any amendment or termination of any lease, customer or supplier contract or other material contract or agreement to which it is a party, other than in the Ordinary Course of Business;

          (p) made any material change in any of its business policies, including, without limitation, advertising, distributing, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition or sale policies;

          (q) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the Company's business or its financial condition;

          (r) permitted to occur or be made any other event or condition of any character which has had a Material Adverse Effect on it;

          (s) waived any rights material to its financial or business condition;

          (t)  made any illegal payment or rebates; or

          (u)  entered into any agreement to do any of the foregoing.

     3.29 CUSTOMERS AND SUPPLIERS. The Company has made available to Parent a true and correct list of the Company's current customers and the Company's customers during the 1999 and 2000 fiscal years related to the Company business. Since January 1, 2001, no single customer or group of affiliated customers contributing more than $50,000 per annum to the gross revenues of the Company's business has stopped doing business with the Company, and no such customer has given notice to the Company of an intention to discontinue doing business or reduce the level of gross revenues from that in fiscal year 2001 with the Company. The Company has not received any notice or has any reason to believe that any significant supplier will not sell raw materials, supplies, merchandise and other goods to the Company at any time after the Effective Date on terms and conditions substantially similar to those used in its current sales to the Company, subject only to general and customary price increases, unless comparable raw materials, supplies, merchandise or other goods are readily available from other sources on comparable terms and conditions.

     3.30 NECESSARY PROPERTY. All of the Real Property and Assets and Properties owned or leased by the Company and the Intellectual Property listed on the Company Disclosure Schedule owned by or licensed to the Company constitute all of the property reasonably necessary for the conduct of the Company's business in the manner and to the extent presently conducted by the Company.

     3.31 BANK ACCOUNTS. Section 3.31 of the Company Disclosure Schedule contains a complete and accurate list of each deposit account or asset maintained by or on behalf of the Company with any bank, brokerage house or other financial institution, specifying with respect to each the name and address of the institution, the name under which the account is maintained, the account number, and the name and title or capacity of each Person authorized to have access thereto.

     3.32 PERMITS. Section 3.32 of the Company Disclosure Schedule contains a true and complete list of all Permits used in and material, individually or in the aggregate, to the Company's business. All such Permits are currently effective and valid and have been validly issued. No additional Permits are necessary to enable the Company to conduct its business, as it is currently conducted, in material compliance with all applicable federal, state and local laws. Neither the execution nor the delivery or performance of this Agreement will have any effect on the continued validity or sufficiency of the Permits, nor will any additional Permits be required by virtue of the execution, delivery or performance of this Agreement to enable the Company to conduct its business as now operated. To the Knowledge of the Company, there is no pending Action or Proceeding by any Governmental or Regulatory Authority which could affect the Permits or their sufficiency for the current conduct of the Company's business or of the conduct of the Company's business after the Closing. The Company has provided Parent with true and complete copies of all Permits listed in the Company Disclosure Schedule.

     3.33 REGULATORY COMPLIANCE.

          (a) The Company has timely filed or otherwise provided all registrations, reports, data, and other information and applications with respect to its medical device, pharmaceutical, consumer, health care, and other governmentally regulated Products (the "Regulated Products") required to be filed with or otherwise provided to the FDA or any other Governmental or Regulatory Authority with jurisdiction over the manufacture, use, or sale of the Regulated Products, has materially complied with all applicable requirements of the FDA or other Governmental or Regulatory Authority with respect to the Regulated Products (including but not limited to the Federal Food, Drug, and Cosmetic Act, the Medicare Anti-Kickback Statute, the Health Insurance Portability and Accountability Act, the Federal False Claims Act, the Federal laws concerning physician self-referral known as "Stark I" and "Stark II", and the rules and regulations of the Joint Commission on Accreditation of Healthcare Organizations), and all regulatory licenses or approvals in respect thereof are in full force and effect. All documentation, correspondence, reports, data, analyses and certifications relating to or regarding any medical devices of the Company filed with or delivered by or on behalf of the Company to any Governmental or Regulatory Authority was in all material respects true and accurate when so filed or delivered and, to the Knowledge of the Company, remains true and accurate. Each Regulated Product is being manufactured, tested, distributed and marketed in material compliance with all Legal Requirements, including but not limited to those relating to investigational use, premarket clearance, good manufacturing practices, good laboratory practices, labeling, advertising, record keeping, filing of reports and security. The Company hereby covenants and agrees to comply at all times with all applicable laws, rules and regulations of all governmental authorities.

          (b) All or substantially all of the Company's products are Regulated Product manufactured, marketed, distributed, sold or licensed by or on behalf of the Company as of the date of this Agreement.

          (c) Since November 20, 1998, no Regulated Products have ever been recalled, withdrawn, suspended or discontinued by the Company (whether voluntarily or otherwise). No proceedings (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Regulated Product are pending or, to the Knowledge of the Company, threatened against the Company, nor have any such proceedings ever been instituted.

          (d) Neither the Company, nor to the Company's Knowledge, any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental or Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or other Governmental or Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental or Regulatory Authority to invoke its policies respecting fraud, untrue statements of material facts, bribery or illegal gratuities or any similar policies.

          (e) The Company has not received any written notice that the FDA or any other Governmental or Regulatory Authority has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any Regulated Product, or commenced, or overtly threatened to initiate, any action to enjoin production of any Regulated Product.

     3.34 THIRD PARTY CONSENTS. No consent, approval or authorization of any third party on the part of the Company is required in connection with the consummation of the transactions contemplated hereunder.

     3.35 RELATIONSHIPS WITH RELATED PERSONS. No Related Person of the Company has or since November 20, 1998 has had, any interest in the property, whether real, personal or mixed, or whether tangible or intangible, used in or pertaining to the Company's businesses. No Related Person of the Company owns, or since November 20, 1998 has owned (of record or as beneficial owner) an equity interest or any other financial or profit interest in a Person that has
(i) had business dealings or a material financial interest in any transaction with the Company or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company. No Related Person of the Company is a party to any Contract with the Company material to the Company's business or has any material right or claim against the Company.

     3.36 CERTAIN PAYMENTS. Since November 20, 1998, neither the Company nor any director, officer, agent or employee of the Company, or to the Company's Knowledge, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back or other payment to any Person, private or public, regardless of any form, whether in money, property or services in violation of any Legal Requirement or (ii) established or maintained any fund or asset that has not been recorded in the Books and Records of the Company (excluding, in each case, employment agreements or customary indemnification arrangements).

     3.37 BROKERS. Except as set forth in Section 3.37 of the Company Disclosure Schedule, neither the Principal Stockholders, the Company nor an Affiliate of the Company have retained any broker, finder, investment banker or Person acting in a similar capacity in connection with the transactions contemplated hereunder. Parent has, and will have, no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Principal Stockholders, the Company or an Affiliate of the Company.

     3.38 MATERIAL MISSTATEMENTS AND OMISSIONS. The statements, representations and warranties of the Company contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND ACQUISITION CO.

     Parent and Acquisition Co., jointly and severally, represent and warrant to the Company as of the Effective Date, as follows:

     4.1 ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of the Delaware. Acquisition Co. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Parent and Acquisition Co. is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon Parent or Acquisition Co., as the case may be.

     4.2 AUTHORITY. Each of Parent and Acquisition Co. has all necessary corporate power and corporate authority and has taken all corporate actions necessary to enter into this Agreement and each agreement included in the Contemplated Transactions, to consummate the transactions contemplated hereby and the Contemplated Transactions and to perform its respective obligations hereunder and thereunder and no other proceedings on the part of Parent or Acquisition Co. are necessary to authorize this Agreement or each agreement included in the Contemplated Transactions or to consummate the transactions contemplated hereby or thereby. This Agreement and each agreement included in the Contemplated Transactions has been duly and validly executed and delivered by each of Parent and Acquisition Co. and constitutes a legal, valid and binding obligation of Parent and Acquisition Co., respectively, enforceable against each of Parent and Acquisition Co. in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     4.3 LITIGATION. There are no Actions or Proceedings pending or, to the Knowledge of Parent or Acquisition Co., threatened or anticipated against, relating to or affecting the transactions contemplated by this Agreement or any agreement included in the Contemplated Transactions, and, to the Knowledge of Parent or Acquisition Co., there is no basis for any such Action or Proceeding.

     4.4 REPORTS AND FINANCIAL STATEMENTS. As of the date hereof, the Parent has furnished or made available to the Company true and complete copies of all Parent SEC Documents. As of their respective filing dates, all such Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the NNM, as the case may be, and none of such Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC or NNM. The Parent Financial Statements comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC and NNM with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and of the Parent at the dates thereof and the present fairly the consolidated financial position consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). As of the date hereof, there has been no change in the Parent accounting policies except as described in the notes to Parent Financial Statements.

     4.5 BROKERS. Neither Parent nor Acquisition Co. has retained any broker in connection with the transactions contemplated hereunder. Neither the Company nor any Affiliate of the Company has, or will have, any obligation to pay any broker's, finder's investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Parent or Acquisition Co.

                                    ARTICLE V
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                          OF THE PRINCIPAL STOCKHOLDERS

     Each Principal Stockholder hereby represents, warrants and covenants to Parent and Acquisition Co. as of the Effective Date and as of the Closing Date as to itself or himself as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in
Article III above):

     5.1 REQUISITE POWER AND AUTHORITY. Such Principal Stockholder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on such Principal Stockholder's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Agreement will be the valid and binding obligation of such Principal Stockholder, enforceable in accordance with its terms.

     5.2 OWNERSHIP OF SHARES. Each Principal Stockholder owns beneficially and of record that number of shares of Company Shares listed opposite such stockholder's name in Section 3.2(a) of the Company Disclosure Schedule, free and clear of all Encumbrances, and has good and valid title to such shares. Each Principal Stockholder holding shares of the Company Convertible Securities owns beneficially and of record that number of shares of the Company Convertible Securities or purchase rights listed opposite such holder's name in Section 3.2(b) of the Company Disclosure Schedule, free and clear of all Encumbrances, and has good and valid title to such securities. The delivery of the stock certificate(s) representing the Company Shares and any shares of capital stock resulting from the conversion of any Company Convertible Securities owned by such Principal Stockholder in the manner provided in Section 2.8 will terminate all rights of such Principal Stockholder in such Company Shares owned by such Principal Stockholder. Such Principal Stockholder is entitled to receive only a portion of the Merger Consideration which is set forth next to such Principal Stockholder's name on Schedule 2.

     5.3 INVESTMENT REPRESENTATIONS. Such Principal Stockholder understands that the shares of the Parent Common Stock have not been registered under the Securities Act. Such Principal Stockholder also understands that the shares of Parent Common Stock are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Principal Stockholder's representations and warranties contained in this Agreement. Such Principal Stockholder hereby represents and warrants as follows:

          (a) Such Principal Stockholder is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

          (b) Such Principal Stockholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Parent so that he or it is capable of evaluating the merits and risks of his or its investment in Parent and has the capacity to protect his or its own interests. Such Principal Stockholder understands that he or it must bear the economic risk of such investment and hold such investment indefinitely unless the shares of Parent Common Stock are registered pursuant to the Securities Act, or an exemption from registration is available. Such Principal Stockholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Principal Stockholder to transfer all or any portion of the shares of Parent Common Stock under the circumstances, in the amounts or at the times such Principal Stockholder might propose.

          (c) Such Principal Stockholder is acquiring the shares of Parent Common Stock for such Principal Stockholder's own account for investment only, and not with a view towards their distribution.

          (d) Such Principal Stockholder represents that by reason of his or its business or financial experience, such Principal Stockholder has the capacity to protect his or its own interests in connection with the transactions contemplated in this Agreement.

          (e) Such Principal Stockholder has received and read the Confidential Memorandum and Consent Solicitation (including Parent SEC Documents) and has had an opportunity to discuss Parent's business, management and financial affairs with the directors, officers and management of Parent and has had the opportunity to review Parent's operations and facilities. Such Principal Stockholder has also had the opportunity to ask questions of and receive answers from Parent and its management regarding the terms and conditions of his or its investment in Parent.

            (f) Such Principal Stockholder has been advised or is aware of the provisions of Rules 144 and 145 promulgated under the Securities Act as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Parent, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market (as said term is defined under the Exchange Act) and the number of shares being sold during any three month period not exceeding specified limitations.

            (g) Such Principal Stockholder resides or has its principal place of business in the state identified in the address of such Principal Stockholder set forth on the signature page to this Agreement.

        5.4 TRANSFER RESTRICTIONS. Such Principal Stockholder acknowledges and agrees that the shares of Parent Common Stock are subject to restrictions on transfer set forth in this Section 5.4. Such Principal Stockholder agrees not to make any disposition of all or any portion of the shares of Parent Common Stock unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the transferee (except for transfers in compliance with Rule 144) has agreed in writing to be bound by the terms of this Agreement, such Principal Stockholder shall have notified Parent of the proposed disposition and shall have furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition and if reasonably requested by Parent, such Principal Stockholder shall have furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Principal Stockholder to a Family Member of such Principal Stockholder or trust for the benefit of such Principal Stockholder or a Family Member or to such Principal Stockholder's partners or members or other beneficial owners; provided, however, that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he, she or it were an original Principal Stockholder hereunder.

        5.5 NOTIFICATION OF CHANGE. Such Principal Stockholder hereby agrees to immediately notify Parent if any of the representations and warranties made by such Principal Stockholder in this Article V are changed or altered prior to the Effective Time.

        5.6 PROXY. Such Principal Stockholder hereby agrees that he or it will take no action to challenge the validity, force or effect of the Proxy delivered by such Principal Stockholder.

                                   ARTICLE VI
                                    COVENANTS

        6.1 PROXY; ELECTION OF DIRECTORS. Pursuant to the terms of the Proxy, each of the Principal Stockholders will grant to Parent an irrevocable proxy giving Parent or its designee the right to control the business and affairs of the Company on or subsequent to the Effective Date, including, without limitation, election of all directors of the Company, in Parent's sole an absolute discretion, subject solely to the terms of this Agreement. Parent agrees to direct the directors and officers of the Company to use reasonable and diligent efforts to satisfy the covenants contained in this Article VI on a timely basis.

        6.2 NO SOLICITATION OR NEGOTIATION. Between the date hereof and the earlier of the termination of this Agreement and March 31, 2002, the Company will not (nor will the Company permit any of the Company's officers, directors, employees, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any person other than Parent and Acquisition Co.: (i) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company; (ii) provide information with respect to it or any of its subsidiaries to any person, other than Parent and Acquisition Co., relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or assets or any equity interest in the Company; or (iii) enter into any agreement with any person providing for the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or assets or any equity interest in the Company. In addition, the Company also agrees that, unless and until this Agreement is terminated in accordance with its terms, it will not commence, be involved in, or take any actions in furtherance of, the process of becoming a public company through an initial public offering.

        6.3 PUBLIC ANNOUNCEMENTS; COMPANY LITERATURE. None of Parent, Acquisition Co. or the Company shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, without the prior consent of Parent and Acquisition Co. (in the case of the Company) or the Company (in the case of Parent or Acquisition Co.), except as may be required by applicable law, including any determination by Parent that a press release or other public statement is required under applicable securities or regulatory rules. If any party determines, with the advice of counsel, that it is required by applicable law to make this Agreement or any terms thereof public, it shall consult with the other parties regarding such disclosure and seek confidential treatment for such terms or portions of this Agreement as may be requested by the other parties. The parties agree there shall be no public announcement of this Agreement or the consummation of the Merger except as may be required by applicable law. The parties agree to announce this Agreement or the consummation of the Merger to the Company's employees, customers, vendors and strategic partners at such time and in such form as is mutually agreed upon by all parties to this Agreement.

        6.4 FEES AND EXPENSES. Whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the Merger, this Agreement and the other agreements and transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, broker's consulting and other fees and expenses of third parties incurred by a party in connection with the negotiation, documentation and effectuation of the terms and conditions of the Merger, this Agreement and the other agreements and transactions contemplated hereby and thereby ("Third Party Expenses"), shall be the obligation of the respective party incurring such Third Party Expenses.

        6.5 CONFIDENTIALITY. The parties hereto will maintain in confidence, and will its directors, officers, employees, agents, Affiliates and advisors to maintain in confidence any written, oral or other information furnished by another party to this Agreement in connection with the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party , (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by law. If the Merger is not consummated, each party will return or, at the request of the party supplying the information, destroy as much of such written information as the other party may reasonably request.

        6.6 STOCK OPTIONS.

            (a) Immediately following the Effective Date, the Company shall give notice to each holder of Company 1999 Options that (i) such options will not be assumed by Parent, (ii) all such 1999 Options shall be immediately exercisable in full, and (iii) such 1999 Options shall terminate as of the Effective Time to the extent they have not been exercised prior to the Effective Time.

            (b) At the Effective Time, each Company 2001 Option will be assumed by Parent. Each Company 2001 Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company 2001 Option Plan immediately prior to the Effective Time, except that (i) such Company 2001 Option shall be exercisable (when vested) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company 2001 Option immediately prior to the Effective Time multiplied by 0.12852, rounded to the nearest whole number of share of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company 2001 Option shall be equal to the exercise price that Parent and the Company agree is required to maintain the incentive stock option qualification of all applicable Company Stock Options, rounded down to the nearest whole cent. The terms and conditions of the Company 2001 Options so assumed by Parent under this Agreement are set forth in the Option Assumption Agreement in the form of Exhibit P attached hereto (the "Option Assumption Agreement"). Section 3.2(b) of the Company Disclosure Schedule sets forth the number of shares for which each Company 2001 Option is exercisable and the per share exercise price for each Company 2001 Option.

            (c) The Company shall use its best effects to deliver or cause to be delivered to Parent and/or Acquisition Co., as the case may be, on or before the Effective Time, the Option Assumption Agreement duly executed by each holder of Company 2001 Options.

            (d) On the Effective Date, the Company shall give notice to each holder of Company 1997 Options that such options will not be assumed by Parent. On or prior to the

Effective Time, the Company shall obtain option termination agreements duly executed by each holder of outstanding Company 1997 Options, in the form attached hereto as Exhibit Q (the "Option Termination Agreement"), and shall deliver or cause to be delivered to Parent such duly executed Option Termination Agreements.

            (e) It is the intention of the parties that the Company 2001 Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company 2001 Options qualified as incentive stock options immediately prior to the Effective Time. Thus, the following three conditions must be satisfied: (i) the excess of the aggregate fair market value of the shares of Parent Common Stock (that are subject to the Company 2001 Option) immediately after the Effective Time over the aggregate exercise price of such shares must not exceed the excess of the aggregate fair market value of all Company Shares that were subject to the Company 2001 Option immediately before the Effective Time over the aggregate exercise price of such shares, (ii) the assumed Company 2001 Option must not give the employee additional benefits which the employee did not have under the Company 2001 Option, and (iii) the ratio of the exercise price to the fair market value of the Parent Common Stock subject to the Assumed Option immediately after the Effective Time must not be more favorable to the optionee than the ratio of the exercise price to the fair market value of the Company Shares subject to the Company 2001 Option before the Effective Time.

            (f) The Company shall deliver or cause to be delivered to Parent, on or before the Effective Time, stock option agreements evidencing the grant of the Company 2001 Options, duly executed by the Company and each holder of Company 2001 Options, in the same form as previously provided by the Company to Parent.

            (g) As soon as practicable after the Closing Date, Parent shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act with respect to all shares of Parent Common Stock subject to such Company 2001 Options that may be registered on a Form S-8, and shall use its reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such Company 2001 Options remain outstanding.

        6.7 ARGOMED AGREEMENT. The Company shall use its best efforts to comply with the provisions of Section 10.2 of that certain Distribution Agreement between the Company and Argomed, Inc. dated May 1, 2001 (the "Argomed Distribution Agreement"), including without limitation the delivery on the Effective Date of written notice to Argomed, Inc. of the Company's intent to assign the Argomed Distribution Agreement pursuant to the terms of this Agreement.

        6.8 CONSENTS. The Company shall obtain, on or prior to the Effective Time, the consents specified on Section 3.34 of the Company Disclosure Schedule and any other material third party consents necessary to consummate the transactions contemplated hereby.

        6.9 TAIL POLICY. Prior to the Effective Time, the Company shall purchase a "tail" directors and officers insurance policy covering a three year period following the Effective Time on the same terms and conditions as the Company's existing coverage (unless Parent's directors and officers insurance policy provides equal or better coverage to the Company's directors and officers, in which case Parent shall maintain such equal or better coverage for a period of three years following the Effective Time).

                                   ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

        7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following condition: no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental or Regulatory Authority that prohibits, restrains, enjoins or restricts the consummation of the Merger and any such applicable order, decree, ruling or other action shall have become final or non-appealable.

                                  ARTICLE VIII
                                   TERMINATION

        8.1 TERMINATION. (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent or Acquisition Co. or the Stockholder Representatives if the condition set forth in Section 7.1 is not satisfied.

        8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 above, no party to this Agreement shall have any liability to any other liability as a result of such termination.

                                   ARTICLE IX
                           STOCKHOLDER REPRESENTATIVES

        By virtue of the execution of this Agreement, each of the Company and the Principal Stockholders agree:

        9.1 AUTHORIZATION OF THE STOCKHOLDER REPRESENTATIVES. The Stockholder Representatives (and each successor appointed in accordance with Section 9.3 below) hereby are appointed, authorized and empowered to act, by decision of both of the Stockholder Representatives, as the Stockholder Representatives, on behalf of the Company Stockholders, in connection with and to facilitate the consummation of the transactions contemplated by this Agreement, for the purposes and with the powers and authority hereinafter set forth in this Article IX, which shall include the power and authority:

            (a) to deliver all certificates representing the Company Shares tendered therewith to Parent and to collect and receive all Merger Consideration payable to the Company Stockholders to disburse and pay the same to each of the Company Stockholders in accordance with the terms of this Agreement;

            (b) to negotiate, agree to, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to indemnification claims under this Agreement;

            (c) to resolve any indemnification claims under this Agreement; and

            (d) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Stockholder Representatives, in their sole and absolute discretion, may consider necessary or proper or convenient in connection with the consummation of the transactions contemplated by this Agreement.

        Accordingly, the Stockholder Representatives have unlimited authority and power to act on behalf of each Company Stockholder with respect to this Agreement and the disposition, settlement or other handling of all indemnification claims, rights or obligations arising from and taken pursuant to this Agreement. The Company Stockholders will be bound by all actions taken by the Stockholder Representatives in connection with this Agreement.

        The grant of authority provided for in this Section 9.1: (i) is coupled with an interest and is being granted, in part, as an inducement to Parent and Acquisition Co. to enter into this Agreement, and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Company Stockholder and shall be binding on any successor thereto; and (ii) subject to the provisions of Section 9.3 below, may be exercised by any of the Stockholder Representatives acting by signing as a Stockholder Representative of each of the Company Stockholders.

        9.2 EXCULPATION; INDEMNITY. In dealing with this Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholder Representatives hereunder, (i) the Stockholder Representatives shall not assume any, and shall incur no, responsibility whatsoever to any Stockholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement or any such other agreement, instrument or document and (ii) the Stockholder Representatives shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholder Representatives pursuant to such advice shall in no event subject the Stockholder Representatives to liability to any Stockholder.

            (b) Each Principal Stockholder, jointly and severally, shall indemnify the Stockholder Representatives up to, but not exceeding, an amount equal to the aggregate Merger Consideration received by such Principal Stockholder hereunder against any and all damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys, accountants and other experts fees in the amount of any judgment against them, of any nature whatsoever, arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with the appeal thereof, relating to the acts or omissions of the Stockholder Representatives hereunder. All of the exculpations, indemnities, immunities and powers granted to the Stockholder Representatives under this Agreement shall survive (i) the Closing and/or any termination of this Agreement, and (ii) shall in no way limit or affect any exculpations, indemnities, immunities or powers to which such individuals are entitled to, acting in their capacity as directors and/or officers of the Company, whether pursuant to contracts, the

Company's organizational documents, the DGCL or policy or policies of insurance maintained or obtained by the Company.

            (c) Parent, Acquisition Co. and the Surviving Corporation shall have the right to rely upon all actions taken or omitted to be taken by the Stockholder Representatives pursuant to this Agreement or any applicable ancillary document, and notwithstanding anything herein to the contrary, Parent, Acquisition Co., and the Surviving Corporation shall not have any responsibility or obligation whatsoever to any Company Stockholder or to any other party with respect to or arising out of any actions taken or any inaction by the Stockholder Representatives.

        9.3 REPLACEMENT OF A STOCKHOLDER REPRESENTATIVE; SUCCESSOR STOCKHOLDER REPRESENTATIVES. If one of the Stockholder Representatives is unable or unavailable to perform his duties hereunder, the remaining Stockholder Representative shall have the power to act until the appointment of a successor Stockholder Representatives in accordance with this Section 9.3. A successor Stockholder Representative(s) shall be appointed by the Escrow Stockholders; provided that there shall always be one Stockholder Representative appointed by FFT Partners I, LP and one Stockholder Representative appointed by Gerald W. Timm.

            (b) Any successor Stockholder Representative shall have all of the authority and responsibilities conferred upon or delegated to a Stockholder Representative pursuant to this Article IX.

                                    ARTICLE X
                    ACTIONS BY THE PARTIES AFTER THE CLOSING

        10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. The representations, warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder (notwithstanding any investigation, analysis or evaluation by any party hereto or their designees of the Assets and Properties, business, operations or condition (financial or otherwise) of the other party), and thereafter the representations, warranties and covenants of the parties herein shall continue to survive in full force and effect for a period ending six months after the Effective Date (the "Survival Period") and, thereafter, to the extent a claim is made prior to the expiration of the Survival Period with respect to any Breach of such representation, warranty or covenant, until such claim is finally determined or settled, whereupon such representation, warranties and covenants will expire; provided, however, that the representations, warranties and covenants set forth in Sections 3.2, 3.4, 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6 shall survive until the expiration of the statue of limitations, plus one year and all representations, warranties and covenants herein shall survive indefinitely with respect to any intentional or fraudulent Breach thereof.

        10.2 INDEMNIFICATION.

            (a) By the Escrow Stockholders. Subject to the limitations set forth in Section 10.1 and Section 10.2(d) and (e), the Escrow Stockholders shall, jointly and severally, indemnify, defend and hold harmless Parent, Acquisition Co., the Surviving Corporation and their respective officers, directors, employees, affiliates, agents, successors, subsidiaries and assigns (collectively the "Parent Group") from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, costs of mitigation, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the "Damages"), incurred in connection with, arising out of, resulting from or incident to any Breach of the covenants set forth in Section 6.6(d) and Section 6.8, or the Breach of any representation or warranty made by the Company in or pursuant to this Agreement, or in the other documents delivered in connection with the transactions contemplated in this Agreement.

            (b) By the Principal Stockholders. Each Principal Stockholder shall indemnify, defend and hold harmless the Parent Group for any Damages incurred in connection with or resulting from or incident to any and all Breaches of any representation or warranty made by such Principal Stockholder in Article V of this Agreement.

            (c) By Parent. Subject to the limitations set forth in Section 10.1 and Section 10.2(d) and (e), Parent and Acquisition Co. shall, jointly and severally, indemnify, defend and hold harmless the Escrow Stockholders and their respective officers, employees, agents, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any Breach of any representation or warranty made by Parent in or pursuant to this Agreement, or in any other documents delivered in connection with the transactions contemplated in this Agreement solely to the extent a claim for Damages is made by the Escrow Stockholders within the Survival Period. Parent shall have the option, exercisable in its sole discretion, to pay the amount of any Damages ultimately determined to be due to the Escrow Stockholders pursuant to this Article X in Parent Common Stock valued at its Fair Market Value as of the date of issuance.

            (d) Threshold Amount. No indemnifying party shall have any liability with respect to the matters described in Sections 10.2(a) and (c) above unless and until the aggregate amount of Damages equals or exceeds $200,000 (the "Threshold Amount"). At such time as the aggregate amount of Damages exceeds the Threshold Amount, the applicable indemnified party or parties shall be indemnified to the full extent of all such Damages (including Damages counted in determining whether the aggregate amount of Damages equals or exceeds the Threshold Amount); provided, however, that this subsection (d) shall not apply to (i) any intentional or fraudulent Breach by the Company, on one hand or Parent and Acquisition Co., on the other hand, of any representation, warranty, covenant or obligation; or (ii) any Breach by the Company of the representations or warranties set forth in Sections 3.2 and 3.4.

            (e) Limitations of Liability. Except as set forth in Section 10.2(a), Section 10.2(b) and this Section 10.2(e), (i) the liability of the Escrow Stockholders for indemnification under Section 10.2(a) shall in any event be limited to his or its ratable portion of the Escrow Fund, and (ii) no Escrow Stockholder's ratable portion of the Escrow Fund shall be subject to claims for any Breach of any representation or warranty under Article V by any Principal Stockholder other than such Escrow Stockholder. The liability of Parent for indemnification under this Article X shall in any event be limited to $1,000,000. The limitations of liability set forth above in this Section 10.2(e) shall not apply to any (i) any intentional or fraudulent Breach by any party of any representation, warranty, covenant or obligation; or (ii) any Breach by the Company of the representations, warranties and covenants set forth in Sections 3.2 and 3.4.

            (f) Third Party Claims; Defense of Claims. If any Action or Proceeding is filed or initiated against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Action or Proceeding, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party's cost, risk and expense (unless (i) the indemnifying party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate), and to compromise or settle such Action or Proceeding, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained. If (i) the indemnifying party fails to assume the defense of such Action or Proceeding within 15 days after receipt of notice thereof pursuant to this Section 10.2, or
(ii) the named parties to such Action or Proceeding include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the indemnified party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Action or Proceeding on behalf of and for the account and risk of the indemnifying party; provided, however, that such Action or Proceeding shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the Action or Proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement and will consult with, when appropriate, and consider any reasonable advice from, the indemnifying party of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 10.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

        Regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise or settlement for any Action or Proceeding under this Section 10.2 as they come due, subject to the limitations set forth in this Section 10.2.

        The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom. In the event the indemnifying party does not pay all expenses due under this Section 10.2 when due, the indemnified party shall be entitled to settle any Action or Proceeding under this Section 10.2 without the consent of the indemnifying party and without waiving any rights the indemnified party may have against the indemnifying party.

            (g) Indemnity Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

        10.3 INDEMNITY ESCROW ACCOUNT. The Indemnity Escrow Shares shall be maintained in the escrow account established pursuant to the Escrow Agreement until the date which is six months following the Effective Date (the "Escrow Period") for the purpose of satisfying claims by Parent and the Parent Group for indemnification by the Escrow Stockholders under Section 10.2(a) under this
Article X. Upon expiration of the Escrow Period, and subject to the terms of this Section 10.3 and the Escrow Agreement, the Escrow Agent shall deliver or cause to be delivered to the Stockholder Representatives the balance of the Indemnity Escrow Shares, if any, remaining in the escrow account. If, upon expiration of the Escrow Period, Parent or any member of the Parent Group shall have asserted a claim for indemnity in accordance with this Article X and such claim is pending or unresolved at the time of such expiration, the Escrow Agent shall retain in escrow that number of Indemnity Escrow Shares having an aggregate Fair Market Value equal to the asserted claim until such matter is resolved. In the event that Parent or any member of the Parent Group is entitled to indemnification from the Escrow Stockholders under Section 10.2(a), Parent or any member of the Parent Group's first recourse for indemnification shall be the Indemnity Escrow Shares (with such shares to be valued at the Fair Market Value) pursuant to the terms of this Agreement and the Escrow Agreement.

        10.4 EXCLUSIVITY. The parties hereto acknowledge and agree that the indemnity obligations set forth above shall be the exclusive remedy of the indemnified parties with respect to Damages arising out of a Breach of this Agreement, but the indemnified parties reserve the right to assert claims or pursue all available remedies arising out of or relating to fraud or willful misconduct of any Person.

                                   ARTICLE XI
                                  MISCELLANEOUS

        11.1 RESTRICTION ON TRANSFERABILITY OF THE PARENT COMMON SHARES. The certificates representing the Parent Common Stock (if and when issued pursuant to this Agreement) shall bear the following legend restricting transfer, and such other legends as may be required by any applicable state securities law:

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION (THE "AGREEMENT") DATED FEBRUARY 21, 2002 BY AND AMONG ENDOCARE, INC., TMT ACQUISITION CORPORATION, TIMM MEDICAL TECHNOLOGIES, INC. ("TIMM MEDICAL"), AND CERTAIN STOCKHOLDERS OF TIMM MEDICAL.

        The Parent Common Stock issued pursuant to this Agreement shall not be transferable in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an exemption therefrom or in the absence of compliance with any term of this Agreement. In the absence of an effective registration statement under the Securities Act and applicable state securities laws, neither the Parent Common Stock nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless Parent shall have previously received an opinion of counsel knowledgeable in federal and state securities law, in form and substance reasonably satisfactory to Parent and accompanied by such supporting documents as Parent may reasonably request, to the effect that registration under the Securities Act and applicable state securities laws is not required in connection with such disposition. Parent shall be entitled to impose stop transfer instructions with respect to the Parent Common Stock in order to enforce the foregoing restrictions.

        11.2 FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article X).

        11.3 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

               If to Company and/or Stockholder Representatives, to:

                      Keith J. Longson
                      c/o Ferrer Freeman & Thompson
                      The Mill
                      10 Glenville Street
                      Greenwich, CT 06831

                      Gerald W. Timm
                      930 Mount Curve Avenue
                      Minneapolis, MN 55403

               with a copy to:
                      Dorsey & Whitney LLP
                      50 South Sixth Street, Suite 1500
                      Minneapolis, MN 55402-1498
                      Facsimile No.: (612) 340-7800
                      Attention: Michael Trucano, Esq.

               If to Parent or Surviving Corporation:

                      Endocare, Inc.
                      7 Studebaker
                      Irvine, CA 92618
                      Facsimile No.: (949) 595-4765
                      Attention: Chief Executive Officer

               with a copy to:

                      Brobeck, Phleger & Harrison LLP
                      12390 El Camino Real
                      San Diego, CA  92130
                      Facsimile No.: (858) 720-2555
                      Attention:  Steven G. Rowles, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 11.3, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 11.3, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 11.3, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 11.3). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

        11.4 ENTIRE AGREEMENT. This Agreement (and all exhibits and schedules attached hereto, all other documents delivered in connection herewith) supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto, including, without limitation, the binding provision of the letter of intent executed by certain of the parties on January 18, 2002, as amended.

        11.5 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

        11.6 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

        11.7 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article X.

        11.8 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that any party's rights to indemnification under
Article X may be freely assigned. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

        11.9 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

        11.10 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

        11.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

        11.12 CONSENT TO JURISDICTION AND FORUM SELECTION. Each of the Parent, Acquisition Co. and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or Contemplated Transactions, including without limitation any disputes under or relating to the Escrow Agreement, or for the recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns will be brought and determined in the Chancery or other courts of the State of Delaware, and each of the Parent, Acquisition Co. and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Parent, Acquisition Co. and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgement, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to trial by jury.

        11.13 CONSTRUCTION. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

        11.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        11.15 ATTORNEYS FEES. In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred in said action.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto by a duly authorized officer, as of the date first above written.

                               PARENT:

                               ENDOCARE, INC., a Delaware corporation

                               By: /s/ Paul Mikus
                                  ----------------------------------------------
                               Name: Paul Mikus
                               Title: CEO

                               ACQUISITION CO.:

                               TMT ACQUISITION CORPORATION,
                               a Delaware Corporation

                               By: /s/ Paul Mikus
                                  ----------------------------------------------
                               Name: Paul Mikus
                               Title: President & CEO

                               COMPANY:

                               TIMM MEDICAL TECHNOLOGIES, INC.,
                               a Delaware Corporation

                               By:  /s/ Gerald R. Mattys
                                  ----------------------------------------------
                               Name: Gerald R. Mattys
                               Title: President & CEO



                         [COUNTERPART SIGNATURE PAGE TO
                      AGREEMENT AND PLAN OF REORGANIZATION]

                               PRINCIPAL STOCKHOLDERS:

                               FFT PARTNERS I, L.P.

                               By:  /s/ Kenneth J. Longson
                                  ----------------------------------------------
                               Name: Kenneth J. Longson
                               Title: Member, Ferrer Freeman Thompson & Co.,
                                      GP of FFT Partners I, L.P.
                               10 Glenville Street
                               Greenwich, CT 06831

                               FFT EXECUTIVE PARTNERS I., L.P.

                               By:  /s/ Kenneth J. Longson
                                  ----------------------------------------------
                               Name: Kenneth J. Longson
                               Title: Member, Ferrer Freeman Thompson & Co.,
                                      GP of FFT Executive Partners I, L.P.
                               10 Glenville Street
                               Greenwich, CT 06831

                               /s/ Gerald W. Timm
                               -------------------------------------------------
                               Gerald W. Timm
                               930 Mount Curve Avenue
                               Minneapolis, MN 55403

                               /s/ Gerald R. Mattys
                               -------------------------------------------------
                               Gerald R. Mattys
                               9601 Wyoming Terrace
                               Bloomington, MN 55438

                               /s/ Joseph A. Hafermann
                               -------------------------------------------------
                               Joseph A. Hafermann
                               131 Peavey Lane
                               Wayzata, MN 55391

                               D&W VENTURES I, LLC

                               By: /s/ Michael Trucano
                                  ----------------------------------------------
                               Name: Michael Trucano
                               Title: Manager
                               50 South Sixth Street, Suite 1500
                               Minneapolis, MN 55402-1498


                         [COUNTERPART SIGNATURE PAGE TO
                      AGREEMENT AND PLAN OF REORGANIZATION]

                                   SCHEDULE 1

                                  KEY EMPLOYEES

        Gerald W. Timm

        Joseph A. Hafermann

        Christian Hadland

                                   SCHEDULE 2

                              MERGER CONSIDERATION

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                          COMPANY DISCLOSURE SCHEDULE

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT A

                              CERTIFICATE OF MERGER

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT B

                                ESCROW AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT C

                                 SPOUSAL CONSENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT D

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT E

                                LOCK-UP AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT F

                                      PROXY

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT G

                           COMPANY OFFICER'S AND EACH
                       PRINCIPAL STOCKHOLDER'S CERTIFICATE

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT H

                          COMPANY SECRETARY CERTIFICATE

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT I

                                     RELEASE

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT J

                              OPINION OF COUNSEL TO
                        COMPANY AND COMPANY STOCKHOLDERS

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT K

                          REGISTRATION RIGHTS AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                         REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made as of February __, 2002 by and among Endocare, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto (individually, an "Investor" and collectively, the "Investors").

                                    RECITALS

        A. The Company, a wholly-owned subsidiary of the Company and Timm Medical Technologies, Inc., a Delaware corporation are parties to an Agreement and Plan of Reorganization dated February __, 2002 (the "Merger Agreement");

        B. The Investors are subject to the terms of a Lock-Up Agreement of even date herewith with the Company (collectively, the "Lock-Up Agreements"); and

        C. In order to induce the parties to the Merger Agreement to consummate the transactions contemplated thereby, the Investors and the Company hereby agree that this Agreement, among other things, shall govern the rights of the Investors to cause the Company to register shares of Common Stock of the Company issuable to the Investors.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and the Merger Agreement, the parties hereto agree as follows:

        1. Registration Rights. The Company covenants and agrees as follows:

               1.1 Definitions. For purposes of this Section 1:

                      (a) The term "Act" means the Securities Act of 1933, as amended.

                      (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                      (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.8 hereof.

                      (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                      (e) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                      (f) The term "Registrable Securities" means (i) the Common Stock of the Company issued to the Investors as a result of the consummation of the transactions contemplated by the Merger Agreement and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this
Section 1 are not assigned pursuant to the terms of this Agreement.

                      (g) The number of shares of "Registrable Securities then outstanding" shall be the sum of the number of shares of Registrable Securities which are (i) then outstanding Common Stock and (ii) Common Stock issuable pursuant to then outstanding securities that are convertible or exercisable into Common Stock.

                      (h) The term "SEC" shall mean the Securities and Exchange Commission.

               1.2 Form S-3 Registration. Subject to compliance with the terms of the Lock-Up Agreements, the Company will:

                      (a) within 90 days of the Effective Time (as defined in the Merger Agreement), effect one registration on Form S-3 and all such qualifications and compliances as may be reasonably necessary and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.2: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Company's Chief Executive Officer stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.2; provided, however, that the Company shall not utilize this right more than twice in any 12 month period; or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                      (b) All expenses incurred in connection with a registration requested pursuant to this Section 1.2, including (without limitation) all registration, filing, qualification, printer's and accounting fees (including fees and disbursements of counsel for the Company in its capacity as counsel to the Holders requesting registration hereunder; solely in the event that Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the Holders requesting registration not to exceed $10,000) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this

Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata). Notwithstanding the foregoing, the fees and expenses of any persons (other than the fees and expenses of counsel for the Holders as provided for above) retained by a Holder, the fees and expenses customarily reimbursed or paid by issuers or selling security holders on behalf of underwriters in underwritten offerings (in the case of an underwritten offering), and any discounts, commissions or broker's fees or fees of similar securities industry professionals and any transfer taxes relating to the distribution of the Registrable Securities by a Holder, will be payable by such Holder, and the Company will have no obligations to pay such amounts.

                      (c) A majority in interest of the Holders shall have the right, by written notice to the Company on or before the expiration of the 30 day period following the Effective Time, to specify that all Holders intend to dispose of the Registrable Securities covered by a registration statement pursuant to this Section 1.2 pursuant to an underwritten offering. The institution or institutions that shall manage or lead the offering or placement shall be mutually and reasonably agreed to by a majority in interest of the Holders and the Company. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such customary form as the Company and such institution or institutions shall determine.

               1.3 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one year or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such one year period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company or the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                      (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus and any amendment or supplement to the prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                      (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                      (e) Use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requested registration of Registrable Securities.

                      (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                      (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                      (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                      (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                      (j) In the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, use its reasonable best effort promptly to obtain the withdrawal of such order.

                      (k) Maintain eligibility to use Form S-3 or any similar short form registration statement by filing with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.

               1.4 Furnish Information.

                      (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required by law to effect the registration of such Holder's Registrable Securities.

                      (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 if, due to the operation of subsection 1.4(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a)(ii), whichever is applicable.

               1.5 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

               1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act or any rule or regulation promulgated under the Act or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                      (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.6(b) exceed the net proceeds from the offering received by such Holder, unless such liability arises out of or is based on the willful misconduct or fraud by such Holder.

                      (c) Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

                      (d) If the indemnification provided for in this Section
1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                      (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                      (f) The obligations of the Company and Holders under this
Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

               1.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 25% of the then outstanding shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of: (i) a partnership who are partners or retired partners of such partnership; or (ii) a limited liability company who are members of such limited liability company (including spouses and ancestors, lineal descendants and siblings of such partners, members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

        2. Miscellaneous.

               2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

               2.3 Submission to Jurisdiction; Waivers. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for the recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns will be brought and determined in the Chancery or other courts of the State of Delaware, and each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgement, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to trial by jury.

               2.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               2.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               2.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given:
(a) upon personal delivery to
the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient or, if not sent during normal business hours, then on the next business day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by 10 days advance written notice to the other parties hereto.

               2.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               2.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

               2.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               2.10 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

               2.11 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                ENDOCARE, INC.


                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Title:
                                      ---------------------------------------

                                FFT PARTNERS I, L.P.
                                By Ferrer Freeman Thompson & Co. LLC,
                                   Its General Partner

                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Title:
                                      ---------------------------------------


                                FFT EXECUTIVE PARTNERS I, L.P.
                                By Ferrer Freeman Thompson & Co. LLC,
                                   Its General Partner

                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Title:
                                      ---------------------------------------


                                ---------------------------------------------
                                Gerald W. Timm



                                ---------------------------------------------
                                Gerald R. Mattys



                                ---------------------------------------------
                                Joseph A. Hafermann


                                D&W VENTURES I, LLC

                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Title:
                                      ---------------------------------------


                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS

FFT Partners I, L.P.

FFT Executive Partners I, L.P.

Gerald W. Timm

Gerald R. Mattys

Joseph A. Hafermann

D&W Ventures I, LLC

                                    EXHIBIT L

                    STOCKHOLDER RIGHTS TERMINATION AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT M

                          PARENT OFFICER'S CERTIFICATE

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT N

                          PARENT SECRETARY CERTIFICATE

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT O

                OPINION OF COUNSEL TO PARENT AND ACQUISITION CO.

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT P

                           OPTION ASSUMPTION AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                    EXHIBIT Q

                          OPTION TERMINATION AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.